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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-194661

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated October 19, 2015

Prospectus Supplement
(To Prospectus dated March 18, 2014)

$

CUBESMART, L.P.

         % Senior Notes due
Fully and Unconditionally Guaranteed by CubeSmart

CubeSmart, L.P. is offering $             of its       % senior notes due                    ,             .

The notes will bear interest at a rate of         % per year. Interest on the notes is payable semi-annually in arrears on                    and                    of each year, beginning on                     , 2016. The notes will mature on                    ,             .

We may redeem some or all of the notes at any time and from time to time prior to maturity at the applicable redemption price discussed in this prospectus supplement under the heading "Description of the Notes and the Guarantee — Optional Redemption."

The notes will be unsecured and will rank equally in right of payment with all of the other unsecured, unsubordinated indebtedness of CubeSmart, L.P. from time to time outstanding. CubeSmart, the sole general partner of CubeSmart, L.P., will guarantee payment of the principal and interest on the notes. The guarantee of the notes will be an unsecured and unsubordinated obligation of CubeSmart. CubeSmart has no material assets other than its investment in CubeSmart, L.P.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system.

Investing in the notes involves risks. See "Forward-Looking Statements" in this prospectus supplement, "Risk Factors" beginning on page S-5 of this prospectus supplement and "Risk Factors" set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2014 and subsequently filed periodic reports which are incorporated by reference in this prospectus supplement and in the accompanying prospectus.

	Per Note	Total
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to CubeSmart, L.P.(1)	$	$

(1)
Plus accrued interest, if any, from                    , 2015 if settlement occurs after that date.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment on or about                    , 2015.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

Prospectus Supplement dated                     , 2015

          You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the Securities and Exchange Commission, or SEC, in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If any person provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, or updates, information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 18, 2014, gives more general information about our notes and other securities we may offer from time to time, some of which may not apply to this offering.

          You should carefully read this prospectus supplement, the accompanying prospectus and the additional information incorporated by reference herein and therein before investing in the notes. See "Incorporation of Certain Information By Reference" and "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of notes. This prospectus supplement may add, update or change the accompanying prospectus and the information incorporated by reference herein and therein. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended, or Exchange Act, prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC after the date of this prospectus supplement that adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC shall be deemed to modify and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing.

          As used in this prospectus supplement, unless the context otherwise requires, references to the "Operating Partnership" refer to CubeSmart, L.P., a Delaware limited partnership of which CubeSmart is the sole general partner and a limited partner; references to "CubeSmart" refer to CubeSmart, a Maryland real estate investment trust; and references to "we," "us," "our" or similar expressions refer collectively to CubeSmart and its consolidated subsidiaries (including the Operating Partnership).

FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference into this prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as "believes," "expects," "estimates," "may," "will," "should," "anticipates," or "intends" or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents and information incorporated by reference into this prospectus supplement or the accompanying prospectus, or which management may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date

ii

of this prospectus supplement or as of the dates otherwise indicated in the statements. All of our forward-looking statements, including those in this prospectus supplement or the accompanying prospectus, are qualified in their entirety by this statement.

          There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in, contemplated by or incorporated by reference in this prospectus supplement or the accompanying prospectus. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and subsequently filed reports with the SEC, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus. These risks include, but are not limited to, the following:

  •
  national and local economic, business, real estate and other market conditions;

  •
  the competitive environment in which we operate, including our ability to maintain or raise occupancy and rental rates;

  •
  the execution of our business plan;

  •
  the availability of external sources of capital;

  •
  financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

  •
  increases in interest rates and operating costs;

  •
  counterparty non-performance related to the use of derivative financial instruments;

  •
  our ability to maintain CubeSmart's qualification as a real estate investment trust for federal income tax purposes;

  •
  acquisition and development risks;

  •
  increases in taxes, fees, and assessments from state and local jurisdictions;

  •
  risks of investing through joint ventures;

  •
  changes in real estate and zoning laws or regulations;

  •
  risks related to natural disasters;

  •
  potential environmental and other liabilities;

  •
  other factors affecting the real estate industry generally or the self-storage industry in particular; and

  •
  other risks identified in our most recent Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

          Given these uncertainties and risks, prospective investors are cautioned not to place undue reliance on forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

iii

 SUMMARY

          The information below is only a summary of more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that is important to you or that you should consider before buying the notes in this offering. The other information is important, so please read carefully this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein.

Overview

          CubeSmart is a self-administered and self-managed real estate investment trust, or "REIT," focused, through the Operating Partnership, primarily on the ownership, management, operation, acquisition and development of self-storage facilities in the United States.

Facilities

          As of June 30, 2015, we owned 433 self-storage facilities located in 22 states and in the District of Columbia containing an aggregate of approximately 29.6 million rentable square feet. In addition, as of June 30, 2015, we managed 182 properties for third parties, bringing the total number of properties we owned and/or managed to 615.

          As of June 30, 2015, we owned facilities in the District of Columbia and the following 22 states: Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Maryland, Massachusetts, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, Tennessee, Texas, Utah and Virginia.

Corporate

          CubeSmart was formed in July 2004 as a Maryland REIT. We own our assets and conduct our business through the Operating Partnership and its subsidiaries. CubeSmart controls the Operating Partnership as its sole general partner and, as of June 30, 2015, owned an approximately 98.7% interest in the Operating Partnership. The Operating Partnership is engaged in virtually all aspects of the self-storage business, including the development, acquisition, ownership and operation of self-storage facilities.

          Our executive offices are located at 5 Old Lancaster Road, Malvern, PA 19355 and our telephone number is (610) 535-5000.

          We maintain a website at www.cubesmart.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

At the Market Program

          From July 1, 2015 through September 30, 2015, we sold 3,175,962 shares under our "at the market" program at an average price per share of $25.51, resulting in gross proceeds of $81.0 million under the program.

 THE OFFERING

          The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections entitled "Description of the Notes and the Guarantee" in this prospectus supplement and "Description of the Debt Securities" in the accompanying prospectus contain a more detailed description of the terms and conditions of the notes and the indenture governing the notes.

Issuer	CubeSmart, L.P.
Guarantor	CubeSmart.
Securities Offered	$ principal amount of % Senior Notes due , .
Maturity Date	The notes will mature on , .
Interest	The notes will bear interest at a rate of % per annum. Interest will be payable semi-annually in arrears on and of each year, beginning on , 2016. Interest will accrue from, and including, , 2015.
Optional Redemption
We may redeem the notes, in whole or in part, at any time prior to maturity. If the notes are redeemed before , (the "Par Call Date") (which is the date that is prior to the notes maturity), the redemption price will equal the greater of: (i) 100% of the principal amount of the notes then outstanding to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any accrued and unpaid interest), assuming that such notes matured on the Par Call Date, discounted to the redemption date on a semi-annual basis at the applicable Treasury Rate (defined below) plus basis points (the "Make-Whole Premium"); plus accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date. If the notes are redeemed on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the notes then outstanding to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
See "Description of the Notes and the Guarantee — Optional Redemption" in this prospectus supplement.
Ranking
The notes will be unsecured obligations of the Operating Partnership and will rank equally in right of payment with each other and with all of the Operating Partnership's other unsecured, unsubordinated indebtedness. The notes will be effectively subordinated to the Operating Partnership's secured indebtedness and the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership. See "Risk Factors — The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes, the Make-Whole Premium, and the guarantee" in this prospectus supplement.

Guarantee	CubeSmart will fully and unconditionally guarantee payment of principal, the Make-Whole Premium, if any, and interest on the notes. The guarantee will be an unsecured and unsubordinated obligation of CubeSmart. CubeSmart, however, has no material assets other than its investment in the Operating Partnership.
Certain Covenants
Under the indenture, we have agreed to certain restrictions on our ability to incur debt and to enter into certain transactions. See "Description of the Notes and Guarantee — Covenants" in this prospectus supplement and "Description of the Debt Securities" in the accompanying prospectus.
Form and Denominations
We will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC. You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest on their books. Except under limited circumstances, we will not issue certificated notes.
Use of Proceeds
We estimate that the net proceeds from the sale of the notes in this offering will be approximately $ million after deducting the underwriting discount and our estimated transaction expenses relating to this offering and payable by us. We intend to use the net proceeds from this offering of notes to repay $ milion of outstanding indebtedness incurred under the unsecured revolving portion of our credit facility and for working capital and other general corporate purposes, which may include repayment or repurchase of other indebtedness. See "Use of Proceeds" in this prospectus supplement.
Market for Notes	The notes are a new issue of securities with no established trading market. An active or liquid market may not develop for the notes or, if developed, may not be maintained.
No Listing	We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated quotation system.
Risk Factors
See "Risk Factors" beginning on page S-5 of this prospectus supplement and beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2014, to read about certain risks you should consider before making an investment in our notes.

Tax Consequences	Certain federal income tax considerations of purchasing, owning and disposing of the notes are summarized in "Material Federal Income Tax Considerations" on page S-22 of this prospectus supplement, which supplements the discussion under the heading "Material Federal Income Tax Considerations" in the accompanying prospectus. In addition, please refer to the discussion of material federal income tax considerations relating to the purchase, ownership and disposition of common shares and preferred shares of CubeSmart and other debt securities of the Operating Partnership, and the qualification and taxation of CubeSmart as a REIT, which can be found in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2014 which is incorporated by reference into this prospectus supplement.

RISK FACTORS

          An investment in the notes involves a high degree of risk. In consultation with your own financial and legal advisers, you should consider carefully, among other matters, the factors set forth below as well as the risk factors beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed periodic reports that are incorporated by reference in this prospectus supplement or the accompanying prospectus before deciding whether an investment in the notes is suitable for you. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business, financial condition or results of operations.

CubeSmart has no material assets other than its investment in the Operating Partnership.

          CubeSmart will fully and unconditionally guarantee the payment of principal, the Make-Whole Premium, if any, and interest with respect to the notes. The guarantee will be an unsecured and unsubordinated obligation of CubeSmart and will rank equally with CubeSmart's other unsecured and unsubordinated obligations. As of June 30, 2015, on a pro forma basis after giving effect to this offering and the use of proceeds therefrom to pay down indebtedness as discussed in this prospectus supplement under "Use of Proceeds," CubeSmart and its consolidated subsidiaries had unsecured and unsubordinated obligations of approximately $              million, consisting of, (i) $200 million of indebtedness under our unsecured term loan facility, (ii) $200 million of indebtedness under the unsecured term loan portion of our credit facility, (iii) $161.6 million of indebtedness under the unsecured revolving portion of our credit facility, (iv) $250 million principal amount of 4.80% notes due 2022, (v) $250 million in principal amount of 4.375% notes due 2023 and (vi) $              million in principal amount of         % notes issued in this offering. In addition, as of that date, CubeSmart and its consolidated subsidiaries had secured indebtedness obligations aggregating approximately $142.3 million consisting of mortgage notes payable. Holders of the notes will be relying solely upon the Operating Partnership, as issuer, and CubeSmart, as guarantor, to make payments in respect of the notes. CubeSmart has no material assets other than its investment in the Operating Partnership.

The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes, the Make-Whole Premium, and the guarantee.

          Both the notes and the guarantee will be unsecured and therefore will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness. The holders of our secured debt may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes, the Make-Whole Premium, and the guarantee. The holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. The notes effectively will also be subordinated to the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership because creditors of any of our subsidiaries will generally be entitled to payment of their claims from the assets of the subsidiaries before any of these assets are made available to us. As of June 30, 2015, the Operating Partnership and its consolidated subsidiaries had secured indebtedness of approximately $142.3 million. The indenture governing the notes will permit us and our subsidiaries to incur additional secured and unsecured indebtedness if the conditions specified in the indenture are met. See "Description of the Notes and the Guarantee — Covenants" in this prospectus supplement and "Description of the Debt Securities" in the accompanying prospectus.

The notes will restrict, but will not eliminate, our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

          We will be restricted from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. However, these limitations are subject to significant exceptions. See

"Description of the Notes and the Guarantee — Covenants — Limitations on the Incurrence of Indebtedness" in this prospectus supplement. Our ability to recapitalize our debt and capital structure, incur additional debt, secure existing or future debt or take other actions not limited by the terms of the indenture and the notes, including repurchasing indebtedness or common or preferred shares or paying dividends, could negatively affect our ability to make payments in respect of the notes when due.

The market price of the notes may be subject to fluctuations.

          The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:

  •
  our operating and financial performance;

  •
  our ability to successfully complete acquisitions and operate acquired properties;

  •
  our ability to successfully execute on our development plans;

  •
  the amount of outstanding indebtedness of our company and our subsidiaries;

  •
  prevailing market interest rates;

  •
  the market for similar securities;

  •
  competition;

  •
  the ratings of the notes or our other indebtedness and ability to comply with our debt covenants;

  •
  the size and liquidity of the market for the notes;

  •
  general market and economic conditions; and

  •
  the realization of any of the other risks included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

          As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

          Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by CubeSmart or could subordinate the guarantee to all other debts and guarantees of CubeSmart if, among other things, CubeSmart, at the time it incurred or entered into its guarantee of the notes, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

  •
  CubeSmart was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

  •
  CubeSmart was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

  •
  CubeSmart intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

          In addition, under any of the circumstances described above, any payment by CubeSmart pursuant to its guarantee of the notes could be voided and holders of the notes could be required to return those payments to CubeSmart or to a fund for the benefit of the creditors of CubeSmart.

          The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

  •
  it could not pay its debts as they became due.

          Moreover, a court might also void the CubeSmart's guarantee of the notes, without regard to the above factors, if it found that CubeSmart entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

          We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by CubeSmart for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against CubeSmart under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from CubeSmart under its guarantee.

          If the court were to void CubeSmart's guarantee, require the return of monies paid by CubeSmart under its guarantee or subordinate the guarantee to other obligations of CubeSmart, we could not assure you that funds to pay the notes would be available from the operating partnership or any of our other subsidiaries or from any other source.

An increase in interest rates could result in a decrease in the market value of the notes.

          In general, as prevailing market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and interest rates increase, the market value of the notes may decline. We cannot predict the future level of interest rates.

CubeSmart is required to make distributions to its shareholders and therefore the Operating Partnership must make distributions to CubeSmart, which could negatively affect our ability to make payments in respect of the notes when due.

          To maintain its status as a REIT for U.S. federal income tax purposes, CubeSmart must distribute to its common and preferred shareholders at least 90% of its taxable income (excluding capital gains) each year. CubeSmart depends upon distributions or other payments from the Operating Partnership to make distributions to its common and preferred shareholders. These distributions could negatively impact our ability to make payments in respect of the notes when due.

Our credit ratings may not reflect all risks of your investment in the notes.

          Our credit ratings are an assessment by ratings agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

          There can be no assurance that we will be able to maintain our current credit ratings. In the event that our current credit ratings are downgraded or removed, or if any ratings agency indicates that it has placed any such credit rating on a so-called "watch list" for a possible downgrade or removal or otherwise indicates that its outlook for that rating is negative, we would most likely incur higher borrowing costs and experience greater difficulty in obtaining additional financing, which could in turn have a material adverse effect on our financial condition, results of operations, and liquidity.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

          Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive and other factors that may be beyond our control.

          Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under our credit facilities will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowing will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our debt, including our term loan and credit facilities, or the notes, on commercially reasonable terms or at all.

A trading market may not develop for the notes.

          The notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If a trading market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price and this may result in a return that is greater or less than the applicable interest rate on the notes, depending on many factors, including, among others, prevailing interest rates, our financial results, any decline in our creditworthiness and the market for similar securities.

USE OF PROCEEDS

          We estimate that the net proceeds from the sale of the notes in this offering will be approximately $              million, after deducting the underwriting discount and estimated transaction expenses related to this offering and payable by us.

          We intend to use the net proceeds from this offering of notes to repay $          million of outstanding indebtedness incurred under the unsecured revolving portion of our credit facility maturing in 2020 and for working capital and other general corporate purposes, which may include repayment or repurchase of other indebtedness.

          As of October 15, 2015, we had $160.4 million outstanding under the unsecured revolving portion of our credit facility maturing in April 2020. Outstanding borrowings under the unsecured revolving portion of our credit facility maturing in 2020 currently bear interest at the London Interbank Offered Rate (LIBOR) plus 1.25% per annum based on the credit ratings for the Operating Partnership's unsecured debt.

          Affiliates of the underwriters in this offering act as lenders and/or agents under our credit facility and, in some cases, provide mortgage loans on certain of our properties. As described above, we intend to use a portion of the net proceeds of this offering to reduce outstanding borrowings under the unsecured revolving portion of our credit facility, and those affiliates therefore may receive a portion of the net proceeds from this offering through the repayment of those borrowings. See "Underwriting (Conflicts of Interest) — Conflicts of Interest" in this prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the Operating Partnership's ratios of earnings to fixed charges for the periods indicated.

		For the years ended December 31,
	For the six months ended June 30, 2015
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	1.68	1.34	1.07	0.61	0.69	0.61

(1)
In fiscal years 2012, 2011 and 2010, earnings were insufficient to cover fixed charges. The amount of the shortfall to achieve a fixed charge coverage ratio of 1:1 was approximately $19.5 million, $14.7 million and $17.6 million in fiscal years 2012, 2011, and 2010, respectively.

          For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations, plus fixed charges less capitalized interest. Fixed charges consist of interest expense (including amortized premiums and discounts relating to debt), capitalized interest and an estimate of the interest component of rental expense.

CAPITALIZATION

          The following table sets forth the Operating Partnership's capitalization as of June 30, 2015 (1) on an actual basis and (2) on an as adjusted basis to give effect to the consummation of this offering and the use of net proceeds to repay $              million of outstanding indebtedness under the unsecured revolving portion of our credit facility maturing in 2020. See "Use of Proceeds" in this prospectus supplement. This table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement.

	June 30, 2015
	Actual	As Adjusted
	(in thousands) (unaudited)
Cash and Cash Equivalents	$3,167	$

Debt:
Credit facility(1)	$361,600	$
Unsecured term loans	200,000		200,000
Mortgage loans and notes payable	142,292		142,292
4.80% senior notes due 2022	250,000		250,000
4.375% senior notes due 2023	250,000		250,000
% senior notes due

Total debt	1,203,892

Non-controlling Interests in the Operating Partnership	52,472		52,472
Equity:
Total equity	1,479,555		1,479,555

Total Capitalization	$2,735,919	$

(1)
As of October 15, 2015, we had $160.4 million of indebtedness outstanding under the unsecured revolving portion of our credit facility.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

          The following description of the particular terms of the notes and the guarantee offered by this prospectus supplement supplements the description of the general terms and provisions of the debt securities and the guarantee set forth in the accompanying prospectus under "Description of the Debt Securities."

          The notes will be issued under an indenture dated September 16, 2011, as amended and supplemented by a Third Supplemental Indenture dated                          , 2015 (collectively, the "indenture"), which CubeSmart and the Operating Partnership have entered into with the U.S. Bank National Association, as trustee. The indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended, or the TIA. The notes are subject to the provisions contained in the indenture and those made part of the indenture by the TIA. The notes are subject to all those terms and investors are referred to the indenture and the TIA for a statement of these terms.

          The following description summarizes selected provisions of the indenture and the notes. It does not restate the indenture or the terms of the notes in their entirety. We urge you to read the forms of the indenture and the notes because the indenture and the notes, and not this description, define the rights of holders of the notes.

General

          The notes will be issued in an aggregate principal amount of $           . The notes will mature on                          ,          . The notes will bear interest at a rate of       % per year. The notes will constitute a separate series under the indenture.

          The notes will be unsecured obligations of the Operating Partnership and will rank equally with all other unsecured debt of the Operating Partnership that is not subordinated to the notes. The notes also will be effectively subordinated to the secured indebtedness of the Operating Partnership and will be effectively subordinated to the indebtedness and other liabilities of our other consolidated subsidiaries. See "Risk Factors—The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes, the Make-Whole Premium, and the guarantee" in this prospectus supplement.

          CubeSmart will fully and unconditionally guarantee the due and punctual payment of principal, the Make-Whole Premium, if any, and interest on the notes. The guarantee will be an unsecured and unsubordinated obligation of CubeSmart. The guarantee effectively will be subordinated to the secured indebtedness of the Company. CubeSmart, however, has no material assets other than its interest in the Operating Partnership. See "Risk Factors—CubeSmart has no material assets other than its investment in the Operating Partnership" and "—The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes, the Make-Whole Premium, and the guarantee" in this prospectus supplement.

          The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of one or more global securities. See "—Book-Entry Procedures" in this prospectus supplement and "Description of the Debt Securities—Book-Entry System and Global Securities" in the accompanying prospectus. The DTC will be the depositary with respect to the notes. The notes will be issued as fully registered securities in the name of Cede & Co., DTC's nominee, and will be held by a custodian for DTC.

          The defeasance and covenant defeasance provisions of the indenture will apply to the notes. The notes will not be subject to repayment at the option of any holder before maturity. In addition, the notes will not be entitled to the benefit of any sinking fund.

          We reserve the right to issue additional notes, without limitation, without your consent. If we issue additional notes under the indenture, the additional notes will be identical to the notes being offered by this prospectus supplement in all respects (except for the issue date, the public offering price and, if applicable, the first payment date, and payment of interest accruing prior to the issue date of the additional notes) so that the additional notes may be consolidated, and form a single series with, the notes offered by this prospectus supplement.

Interest

          Interest on the notes will accrue from, and including,                           , 2015. We will make interest payments on the notes semi-annually in arrears on                    and                    of each year, beginning on                          , 2016, to the registered holders of such series of notes at the close of business on the immediately preceding                    or                     , as the case may be.

          Interest payments in respect of the notes will equal the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from, and including, the date of issue, if no interest has been paid or duly made available for payment with respect to the notes) to, but excluding, the applicable interest payment date or maturity date, as the case may be.

          Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

          If any interest payment date, maturity date or redemption date with respect to the notes falls on a day that is not a Business Day, the required payment of principal, Make-Whole Premium, if any, and/or interest on the notes to be redeemed will be made on the next succeeding Business Day as if made on the date on which such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, maturity date or redemption date, as the case may be, to the date of such payment on the next succeeding Business Day; provided, however, that if the next such succeeding Business Day falls on a day in the next succeeding calendar year from such redemption date, the required payment of principal, Make-Whole Premium, if any, and/or interest on the notes to be redeemed will be made on the Business Day immediately preceding the redemption date on which such payment was due.

Optional Redemption

          The notes may be redeemed at our option, in whole, or from time to time in part prior to their maturity at the applicable redemption price listed below.

          If the notes are redeemed before the Par Call Date, the notes will be redeemed at a redemption price equal to the greater of:

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  100% of the principal amount of the notes then outstanding to be redeemed; and

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  the Make-Whole Premium;

plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

          If the notes are redeemed on or after the Par Call Date, the notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes then outstanding being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

          For purposes of the optional redemption provisions, the following terms have the following definitions:

          "Treasury Rate" means, with respect to any redemption date:

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  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

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  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding the date fixed for redemption.

          "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes mature on the Par Call Date) (the "remaining life") that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of such notes.

          "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for a redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

          "Reference Treasury Dealer" means each of (1) a primary U.S. government securities dealer (a "primary treasury dealer") selected by Wells Fargo Securities, LLC and its successors, (2) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors; provided, however, that, if any of the foregoing ceases to be a primary treasury dealer, the Operating Partnership will substitute therefor another primary treasury dealer, and (3) any two other primary treasury dealers selected by the Operating Partnership after consultation with the Independent Investment Banker.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

          We will mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 15 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate.

Covenants

Limitations on Incurrence of Indebtedness.

          The Operating Partnership shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

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  the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

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  the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

          The Operating Partnership shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

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  such Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

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  the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

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  in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

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  in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

          The Operating Partnership shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of the property of the Operating Partnership or any of its Subsidiaries, whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Operating Partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication):

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  the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

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  the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

Maintenance of Unencumbered Assets

          The Operating Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis.

          For purposes of the covenants above, the following terms have the following definitions:

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date on which the acquired Person becomes a Subsidiary.

          "Annual Debt Service Charge" means, for any period, the aggregate interest expense (including without limitation, the interest component of rentals on capitalized leases and letter of credit fees, commitment fees and other similar financial charges) for such period in respect of, and the amortization during such period of any original issue discount of, Indebtedness of the Operating Partnership and its Subsidiaries.

          "Consolidated Income Available for Debt Service" means, for any period, Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) Annual Debt Service Charge of the Operating Partnership and its Subsidiaries, (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (iii) provisions for gains and losses on properties and depreciation and amortization, (iv) increases in deferred taxes and other non-cash items, (v) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (vi) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vii) amortization of deferred charges.

          "Earnings from Operations" means, for any period, net income or loss of the Operating Partnership and its Subsidiaries, excluding: (i) provisions for gains and losses on sales of investments or joint ventures; (ii) provisions for gains and losses on disposition of discontinued operations;

(iii) extraordinary and non-recurring items; and (iv) impairment charges and property valuation losses, as reflected in the consolidated financial statements of the Operating Partnership and its Subsidiaries for such period determined in accordance with GAAP.

          "Encumbrance" means any mortgage, lien, pledge or security interest of any kind.

          "Indebtedness" means, with respect to the Operating Partnership or any of its Subsidiaries (without duplication) any indebtedness of the Operating Partnership or any of its respective Subsidiaries, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) secured by any Encumbrance existing on property owned by the Operating Partnership or any of its Subsidiaries, (iv) consisting of letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or (v) consisting of capitalized leases, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or its Subsidiaries); it being understood that indebtedness shall be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever it or that Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof. Indebtedness of any Subsidiary existing prior to the time it became a Subsidiary of the Operating Partnership shall be deemed to be incurred at the time that Subsidiary becomes a Subsidiary of the Operating Partnership; and Indebtedness of a Person existing prior to a merger or consolidation of that person with the Operating Partnership or any of its Subsidiaries in which that Person is the successor to the Operating Partnership or that Subsidiary shall be deemed to be incurred upon the consummation of that merger or consolidation. Notwithstanding the preceding sentences of this definition, the term Indebtedness shall not include any indebtedness that had been the subject of an "in substance" defeasance in accordance with GAAP.

          "Intercompany Indebtedness" means Indebtedness to which the only parties are the Operating Partnership, any of the Guarantors and any of their respective Subsidiaries (but only so long as such Indebtedness is held solely by any of the Operating Partnership, any of the Guarantors and any of their respective Subsidiaries) that is subordinate in right of payment to the Securities.

          "Total Assets" means, as of any date, the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

          "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided, however, that, in determining the Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness for purposes of the Third Supplemental Indenture, all investments by the Operating Partnership and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

          "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

          "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership or any of its Subsidiaries.

          The Operating Partnership and CubeSmart may waive the application of the covenants described above at any time (whether before or after compliance is measured) if the holders of more than 50% of the principal amount of the notes then outstanding waive such compliance.

          The indenture contains various covenants. See "Description of the Debt Securities — Covenants" and "— Events of Default, Notice and Waiver" in the accompanying prospectus. The covenants contained in the indenture will apply to the notes.

Provision of Financial Information

          So long as any notes are outstanding, CubeSmart and the Operating Partnership will furnish to the trustee such information, documents and other reports as may be required by the TIA, including filing with the trustee within 15 days information, documents or reports required to be filed by the Issuer with the SEC. In addition, in the event the Operating Partnership is not subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership will, within 15 days after each of the respective dates by which the Operating Partnership would have been required to file annual reports, quarterly reports and other documents with the SEC, if it were so subject:

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  transmit by mail to all holders of the notes, as their names and addresses appear in the applicable register for such notes, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Operating Partnership would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, if it were subject to such Sections; and

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  file with the trustee copies of the annual reports, quarterly and other documents that the Operating Partnership would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such Sections.

Same-Day Payment

          We will make all payments due on the notes in immediately available funds so long as the notes are in book-entry form.

Book-Entry Procedures

          We have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

          The notes will be issued as fully-registered global notes which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Beneficial interests in the global notes will be held in denominations of $2,000 and whole multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

          We will make principal, Make-Whole Premium, if any, and interest payments on all notes represented by a global note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by that global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

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  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global note;

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  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

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  the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

          DTC has advised us that its current practice is to credit participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters initially will designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

          So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global note for all purposes of the notes. Owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered owners or holders of notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their notes since distributions initially will be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

          We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

          Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

          DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act.

          DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

          DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

          Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

          In the event that DTC discontinues providing its services as securities depository or ceases to be a clearing agency registered under the Exchange Act, we decide to discontinue use of the system of book-entry transfers through DTC, or an event of default with respect to the notes occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive notes are available. Beneficial owners of global notes will then be entitled (1) to receive physical delivery in certificated form of definitive notes equal in principal amount to their beneficial interest and (2) to have the definitive notes registered in their names. The definitive notes will be issued in denominations of $2,000 and whole multiples of $1,000 in excess thereof. Definitive notes will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar of the applicable series of notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

          The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to the Operating Partnership, CubeSmart and the trustee such security or indemnity and such evidence of ownership as they may require.

          In the event definitive notes are issued, the holders of definitive notes will be able to receive payments of principal, Make-Whole Premium, if any, and interest on their notes at the office of the Operating Partnership's paying agent maintained in the Borough of Manhattan, The City of New York. Payment of principal of or premium, if any, on a definitive note may be made only against surrender of the note to the Operating Partnership's paying agent. The Operating Partnership has the option, however, of making payments of interest by mailing checks to the address of the holder appearing in the security register maintained by the registrar of the applicable series of notes.

          The Operating Partnership's paying agent in the Borough of Manhattan is currently the U.S. Bank National Association, located at 100 Wall Street, Suite 1600, New York, NY 10005.

          In the event that definitive notes are issued, the holders of definitive notes will be able to transfer their notes, in whole or in part, by surrendering the notes for registration of transfer at the office of U.S. Bank National Association, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership, the trustee and the securities registrar. A form of such instrument of transfer will be obtainable at the offices of U.S. Bank National Association. Upon surrender, the Operating Partnership will execute, and the trustee will authenticate and deliver new notes of the applicable series to the designated transferee in the amount being transferred, and a new note of the applicable series for any amount not being transferred will be issued to the transferor. The Operating Partnership will not charge any fee for the registration of transfer or exchange, except that the Operating Partnership may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Clearstream

          Clearstream Banking, société anonyme ("Clearstream"), is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

          Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear

          Euroclear Bank S.A./N.V. ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

          Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

          Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

          The information in this section concerning DTC, Clearstream and Euroclear and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Governing Law

          The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion describes the material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes issued pursuant to this offering. Please see the discussion entitled "Material Federal Income Tax Considerations" in Exhibit 99.1 of our Annual Report on Form 10-K for the year ended December 31, 2014 for a summary of the material United States federal income tax considerations relating to the qualification and taxation of CubeSmart as a REIT. The discussion below supersedes the discussion in Exhibit 99.1 under the heading "Material Federal Income Tax Considerations—Taxation of Holders of Debt Securities" for purposes of this offering of notes.

          This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, regulated investment companies, REITs, tax-exempt organizations (except to the limited extent discussed below under "Taxation of Tax-Exempt Holders"), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under " — Taxation of Non-U.S. Holders") and other persons subject to special tax rules. This summary deals only with investors who hold their notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is not intended to be, and should not be construed as, tax advice.

          The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS"), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the IRS could challenge the statements in this summary, which do not bind the IRS or the courts, and that a court could agree with the IRS.

          We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of the notes and of CubeSmart's election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

          As used herein, a "U.S. Holder" means a beneficial owner of notes who is, for United States federal income tax purposes:

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  a citizen or resident of the United States,

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  a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, or any of its states, or the District of Columbia,

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  an estate the income of which is subject to United States federal income taxation regardless of its source, or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

          If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisor regarding the consequences of the ownership and disposition of notes by the partnership.

Taxation of Taxable U.S. Holders

          Interest.    The stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes.

          In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceeds the issue price of the instrument, the holder may be required to recognize additional interest as "original issue discount," sometimes referred to as "OID." We believe that the notes will not be issued with OID.

          Market Discount.    If you purchase notes after original issuance for an amount that is less than their stated redemption price at maturity, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the notes as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the notes at the time of their payment or disposition. In addition, you may be required to defer, until the maturity of the notes or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the notes. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

          Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the notes, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

          Acquisition Premium and Amortizable Bond Premium.    If you purchase notes for an amount in excess of the sum of all amounts payable on those notes after the purchase date other than qualified stated interest, you will be considered to have purchased those notes at a "premium." You generally may elect to amortize the premium over the remaining term of those notes on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of notes that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

          Sale, Exchange and Retirement of Notes.    A U.S. Holder of notes will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of such notes in an amount equal to the difference between:

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  the amount of cash and the fair market value of other property received in exchange for such notes, other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income; and

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  the U.S. Holder's adjusted tax basis in such notes.

          A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder (A) increased by the amount of accrued market discount (if any) previously included in income by such holder and (B) decreased by the amount of (1) any payments other than qualified stated interest payments and (2) any amortizable bond premium taken by the holder.

          Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if the note has been held by the U.S. Holder for more than one year. Long-term capital gain for non-corporate taxpayers is subject to reduced rates of United States federal income taxation (20% maximum federal rate). The deductibility of capital losses is subject to certain limitations.

          If a U.S. Holder recognizes a loss upon a subsequent disposition of notes in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards "tax shelters," they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of notes, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

          Unearned Income Medicare Contribution.    A tax of 3.8% is imposed on certain "net investment income" (or "undistributed net investment income", in the case of estates and trusts) received by certain taxpayers with adjusted gross income above certain threshold amounts. "Net investment income" as defined for United States federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale, exchange, redemption or other taxable disposition of the notes. Tax-exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.

Taxation of Tax-Exempt Holders

          Assuming the notes are debt for tax purposes, interest income accrued on the notes should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to United States federal income tax on the interest income accruing on the notes. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the notes generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the notes with debt, a portion of the interest income and gain attributable to the notes would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in the notes.

Taxation of Non-U.S. Holders

          The term "non-U.S. Holder" means a holder of notes that is not a U.S. Holder or a partnership (or an entity treated as a partnership for United States federal income tax purposes). The rules governing United States federal income taxation of non-U.S. Holders are complex. This section is only a summary of such rules. We urge non-U.S. Holders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on ownership of notes, including any reporting requirements.

          Interest.    Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act (known as "FATCA"), interest paid to a non-U.S. Holder of notes will not be subject to United States federal income or withholding tax under the "portfolio interest exception," provided that:

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  interest paid on notes is not effectively connected with a non-U.S. Holder's conduct of a trade or business in the United States;

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  the non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership;

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  the non-U.S. Holder is not

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  a controlled foreign corporation with respect to which the Operating Partnership is a "related person" within the meaning of Section 864(d)(4) of the Code or

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  a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

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  the beneficial owner of notes provides a certification, which is generally made on an IRS Form W-8BEN or IRS Form W-8BEN-E or a suitable substitute form and signed under penalties of perjury, that it is not a United States person. If the notes are held through a financial institution or other agent acting on behalf of the non-U.S. Holder, such holder may be required to provide appropriate documentation to his or her agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

          A payment of interest to a non-U.S. Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

          A non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In some circumstances, such effectively connected income received by a non-U.S. Holder which is a corporation may be subject to an additional "branch profits tax" at a 30% base rate or, if applicable, a lower treaty rate.

          To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or a suitable substitute form, as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the non-U.S. Holder.

          Non-U.S. Holders are urged to consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

          Sale or Retirement of Notes.    A non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of notes unless:

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  the non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption, and certain other conditions are met; or

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  the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder.

          Except to the extent that an applicable tax treaty provides otherwise, a non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange or redemption of notes if such gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In certain circumstances, a non-U.S. Holder that is a corporation will be subject to an additional "branch profits tax" at a 30% rate or, if applicable, a lower treaty rate on such income.

          U.S. Federal Estate Tax.    Your estate will not be subject to U.S. federal estate tax on the notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the "portfolio interest" rule described above, without regard to the certification requirement.

Information Reporting and Backup Withholding Applicable to Holders of Notes

U.S. Holders

          Certain U.S. Holders may be subject to information reporting requirements on payments of principal and interest on notes and payments of the proceeds of the sale, exchange, or redemption of notes, and backup withholding, currently imposed at a rate of 28%, may apply to such payment if the U.S. Holder:

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  fails to furnish an accurate taxpayer identification number, or TIN, to the payor in the manner required;

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  is notified by the IRS that it has failed to properly report payments of interest or dividends; or

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  under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

Non-U.S. Holders

          A non-U.S. Holder is generally not subject to backup withholding with respect to payments of interest on notes if it certifies as to its status as a non-U.S. Holder under penalties of perjury or if it otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. Information reporting requirements, however, will apply to payments of interest to non-U.S. Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

          The payment of the proceeds from the disposition of notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

          The payment of the proceeds from the disposition of notes to or through a non-United States office of a non-United States broker that is not a "United States related person" generally will not be subject to information reporting or backup withholding. For this purpose, a "United States related person" is:

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  a controlled foreign corporation for United States federal income tax purposes;

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  a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

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  a foreign partnership that at any time during the partnership's taxable year is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by United States persons.

          In the case of the payment of proceeds from the disposition of notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person, absent actual knowledge that the payee is a United States person.

          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a refund or a credit against such non-U.S. Holder's United States federal income tax liability, provided that the requisite procedures are followed.

          Non-U.S. Holders of notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

FATCA Withholding

          Payments of interest to a non-U.S. holder will be subject to a 30% withholding tax if the non-U.S. holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with FATCA. Generally such documentation is provided on an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. If interest is subject to the 30% tax under FATCA, it will not be subject to the 30% tax described above under "Tax Consequences to Non-United States Holders—United States Federal Withholding Tax." Starting in 2019 payments of the gross proceeds will also be subject to FATCA withholding absent proof of FATCA compliance to January 1, 2019.

UNDERWRITING (CONFLICTS OF INTEREST)

          Subject to the terms and conditions set forth in an underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as the joint book-running managers and representatives, have severally agreed to purchase from us, the principal amount of notes appearing below:

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
Total	$

          The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The notes are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

          The underwriting agreement provides that the underwriters are obligated to purchase all of the notes offered by this prospectus if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Discounts

          Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to         % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to         % of the principal amount of the notes. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

Expenses

          We estimate that the expenses of this offering payable by us, not including the underwriting discounts, will be approximately $500,000.

New Issue of Notes

          The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system. The underwriters may make a market in the notes after the completion of the offering, but will not be obliged to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Indemnification of Underwriters

          The underwriting agreement provides that we will indemnify the underwriters against specified liabilities in connection with this offering, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Price Stabilization and Short Positions

          Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters to bid for or purchase the notes. However, the representatives may engage in transactions that stabilize the price of the notes, such as bids or purchases to peg, fix or maintain that price.

          If the underwriters create a short position in the notes in connection with this offering, i.e., if they sell more notes than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of notes to stabilize the per note price or to reduce a short position may cause the price of the notes to be higher than it might be in the absence of those purchases.

          Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Other Relationships

          The underwriters and/or their respective affiliates have in the past provided and may in the future provide various financial advisory, investment banking, commercial banking and other financial services to us, for which they have received and in the future may receive compensation.

          In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities or instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us may also choose to hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

          Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC act as lenders and/or agents under our $700 million unsecured credit facility and our $200 million unsecured term loans. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC also act as lenders under mortgages on certain of our properties. As of September 30, 2015, we had aggregate outstanding indebtedness of $120.4 million in mortgage loans. As of October 15, 2015, $160.4 million was outstanding under our unsecured revolving portion of our credit facility. As described above in "Use of Proceeds," we intend to use a portion of the net proceeds of this offering to reduce outstanding borrowings under the unsecured revolving portion of our credit facility maturing in 2020, and those affiliates therefore may receive a portion of the net proceeds from this offering through the repayment of those borrowings. Likewise, to the extent that the underwriters or any of their affiliates hold other indebtedness that is repaid with net proceeds from this offering, they will receive proceeds from this offering through the repayment of that indebtedness. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay indebtedness owed to at least one of the underwriters and/or affiliates of such underwriter, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters may not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo
Securities, LLC also serve as sales agent under our "at-the-market" equity issuance program.

Notice to Prospective Investors in the United Kingdom

          The notes may only be offered (a) in compliance with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom and (b) where each underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of notes in circumstances in which Section 21(1) of the FSMA does not apply to the operating partnership or the Company.

LEGAL MATTERS

          The validity of the notes and the guarantee will be passed upon for CubeSmart, L.P. and CubeSmart by Pepper Hamilton LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Hunton & Williams LLP.

EXPERTS

          The consolidated financial statements and financial statement schedules of CubeSmart and CubeSmart, L.P. as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          We incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been "furnished" and not "filed" in accordance with SEC rules):

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  the Annual Report on Form 10-K of CubeSmart and CubeSmart L.P. for the year ended December 31, 2014;

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  the Quarterly Reports on Form 10-Q of CubeSmart and CubeSmart L.P. for the quarters ended March 31, 2015 and June 30, 2015;

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  the Current Reports on Form 8-K of CubeSmart and CubeSmart L.P. filed with the SEC on April 27, 2015 and May 28, 2015; and

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  the information specifically incorporated by reference into the Annual Report on Form 10-K of CubeSmart and CubeSmart L.P. for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2015 and May 1, 2015.

          We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that we are not incorporating by reference any additional documents or information "furnished" and not "filed" with the SEC. You may obtain copies of any of these filings by contacting us at the following address and phone number or by contacting the SEC or NYSE as described in this prospectus supplement under the section "Where You Can Find More Information.". Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, by requesting them in writing, by telephone or via the Internet at:

CubeSmart
Attention: Investor Relations
5 Old Lancaster Road
Malvern, PA 19355
Phone:(610) 535-5000
Internet Website: www.cubesmart.com

          The information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus except to the extent otherwise expressly provided for herein and therein, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the informational requirements of the Exchange Act. Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room. Our SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov and from commercial document retrieval services.

          We also make available free of charge through our website our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.cubesmart.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the NYSE, at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

          We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-194661) covering the notes offered by this prospectus supplement and the accompanying prospectus. You should be aware that this prospectus supplement and accompanying prospectus do not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PROSPECTUS
CUBESMART
Common Shares
Preferred Shares
Depositary Shares
Subscription Rights
Warrants
Guarantees

CUBESMART, L.P.
Debt Securities

CubeSmart may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  common shares of beneficial interest, par value $0.01 per share;

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  preferred shares of beneficial interest, par value $0.01 per share;

  •
  depositary shares representing entitlement to all rights and preferences of fractions of preferred shares of a specified series and represented by depositary receipts;

  •
  subscription rights to purchase common shares, preferred shares or depositary shares; and

  •
  warrants to purchase common shares, preferred shares or depositary shares.

CubeSmart, L.P. may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, its debt securities. CubeSmart will unconditionally guarantee the payment obligations of the debt securities of CubeSmart, L.P.

We refer to the common shares, preferred shares, depositary shares, subscription rights, warrants and guarantees of CubeSmart, together with the debt securities of CubeSmart, L.P. collectively as the "securities."

The common shares of CubeSmart are listed on the New York Stock Exchange, or NYSE, under the symbol "CUBE."

Investing in the securities involves risks that are described on page 6 of this prospectus. You should carefully read and consider this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 18, 2014.

          You should rely only on the information provided or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information included in this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein is accurate as of any date other than the date of this prospectus, any prospectus supplement or incorporated document, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

          This prospectus is part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. To the extent required for any offer and sale, a prospectus supplement will set forth the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision.

          This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including the exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the rules and regulations of the SEC require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters.

          As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to "CubeSmart" refer to CubeSmart, a Maryland real estate investment trust, or "REIT"; references to the "Operating Partnership" refer to CubeSmart, L.P., a Delaware limited partnership; and references to "we," "us," "our" or similar expressions refer collectively to CubeSmart and its consolidated subsidiaries (including the Operating Partnership).

WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room. Our SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov and from commercial document retrieval services.

          We also make available free of charge through our website the filings made by CubeSmart and the Operating Partnership with the SEC, including the Operating Partnership's Registration Statement on Form 10, as amended, and CubeSmart's and the Operating Partnership's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, and CubeSmart's definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.cubesmart.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the NYSE, at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been "furnished" and not "filed" in accordance with SEC rules):

  •
  Annual Report on Form 10-K of CubeSmart and the Operating Partnership for the year ended December 31, 2013;

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  Current Report on Form 8-K of CubeSmart and the Operating Partnership filed with the SEC on January 28, 2014;

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  The description of the capital stock of CubeSmart in its Registration Statement on Form 8-A filed with the SEC on October 19, 2004;

  •
  The description of CubeSmart's 7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, on Form 8-A filed with the SEC on October 31, 2011;

  •
  Registration Statement on Form 10 of CubeSmart, L.P. filed with the SEC on July 15, 2011; and

  •
  Amendment No. 1 to Registration Statement on Form 10 of CubeSmart, L.P. filed with the SEC on August 25, 2011.

          We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that we are not incorporating by reference any additional documents or information "furnished" and not "filed" with the SEC. You may obtain copies of any of these filings by contacting us at the following address and phone number or by contacting the SEC or NYSE as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

CubeSmart
Attention: Investor Relations
5 Old Lancaster Road
Malvern, PA 19355
Phone: (610) 535-5000
Internet Website: www.cubesmart.com

          The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

          You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

          Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

          This prospectus and any accompanying prospectus supplement, together with other documents and information incorporated by reference into this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements contained in or contemplated by this prospectus or any prospectus supplement. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. "Risk Factors" in CubeSmart's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2013. The most significant of these risks, uncertainties and other factors that might cause such differences include, but are not limited to:

  •
  national and local economic, business, real estate and other market conditions;

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  the competitive environment in which we operate, including our ability to maintain or raise occupancy and rental rates;

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  the execution of our business plan;

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  the availability of external sources of capital;

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  financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

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  increases in interest rates and operating costs;

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  counterparty non-performance related to the use of derivative financial instruments;

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  our ability to maintain CubeSmart's qualification as a REIT for federal income tax purposes;

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  acquisition and development risks;

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  increases in taxes, fees, and assessments from state and local jurisdictions;

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  changes in real estate and zoning laws or regulations;

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  risks related to natural disasters;

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  potential environmental and other liabilities;

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  other factors affecting the real estate industry generally or the self-storage industry in particular; and

  •
  other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

          In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-

looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

 CUBESMART AND THE OPERATING PARTNERSHIP

          CubeSmart is a self-administered and self-managed real estate investment trust, or REIT, focused primarily on the ownership, operation, management, acquisition and development of self-storage facilities in the United States. CubeSmart was organized and commenced operations in 2004 as a Maryland REIT. The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership.

          CubeSmart owns its assets, and conducts its operations, through the Operating Partnership. CubeSmart controls the Operating Partnership as its sole general partner and, as of March 13, 2014, CubeSmart owned an approximately 98.45% interest in the Operating Partnership. The Operating Partnership has been engaged in virtually all aspects of the self-storage business, including the development, acquisition, management, ownership and operation of self-storage facilities.

          Our self-storage facilities are designed to offer affordable and easily-accessible storage space for our residential and commercial customers. Our customers rent storage units for their exclusive use, typically on a month-to-month basis. Additionally, some of our facilities offer outside storage areas for vehicles and boats. Our facilities are designed to accommodate both residential and commercial customers, with features such as security systems and wide aisles and load-bearing capabilities for large truck access. All of our facilities have an on-site manager during business hours, and many have a manager who resides in an apartment at the facility. Our customers can access their storage units during business hours, and some of our facilities provide customers with 24-hour access through computer controlled access systems. Our goal is to provide customers with the highest standard of facilities and service in the industry. To that end, as of December 31, 2013, a majority of our facilities included climate controlled units.

          Our executive offices are located at 5 Old Lancaster Road, Malvern, PA 19355 and our telephone number is (610) 535-5000.

 RISK FACTORS

          Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled "Forward-Looking Statements."

USE OF PROCEEDS

          Unless otherwise indicated in the applicable prospectus supplement, CubeSmart will contribute or otherwise transfer the net proceeds of any sale of securities to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to those of the securities sold.

          Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will use those net proceeds and any net proceeds from any sale of its debt securities for general business purposes, including, without limitation, repayment of outstanding debt, acquisitions, developments, capital expenditures, working capital and other general corporate purposes.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERENCE DIVIDENDS

Ratio of Earnings to Fixed Charges

          The following table sets forth the Operating Partnership's ratios of earnings to fixed charges for the periods indicated.

	For the years ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(a)	1.22	0.70	0.71	0.61	0.47

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations, plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense.

(a)
In fiscal 2009, 2010, 2011 and 2012, earnings were insufficient to cover fixed charges. The Operating Partnership must generate additional earnings of $25.4 million, $17.6 million, $13.5 million and $13.5 million to achieve a fixed charge coverage ratio of 1:1 in fiscal 2009, 2010, 2011 and 2012, respectively.

Ratio of Earnings to Combined Fixed Charges and Preference Dividends

          The following table sets forth CubeSmart's ratios of earnings to combined fixed charges and preference dividends for the periods indicated.

	For the years ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to combined fixed charges and preference dividends(a)	1.07	0.61	0.69	0.61	0.47

For the purpose of calculating the ratio of earnings to combined fixed charges and preference dividends, earnings consist of income (loss) from continuing operations, plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortized premiums, discounts and capitalized expenses relating to debt and an estimate of the interest component of rent expense. Preference dividends includes income allocated to holders of CubeSmart's preferred shares.

(a)
In fiscal 2009, 2010, 2011 and 2012, earnings were insufficient to cover combined fixed charges and preference dividends. CubeSmart must generate additional earnings of $25.4 million, $17.6 million, $14.7 million and $19.5 million to achieve a coverage ratio of 1:1 in fiscal 2009, 2010, 2011 and 2012, respectively.

 DESCRIPTION OF CUBESMART'S CAPITAL SHARES

          The following description of our capital shares, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital shares that may be offered under this prospectus. For the complete terms of our capital shares, please refer to our declaration of trust and bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Common Shares

          CubeSmart's declaration of trust provides that CubeSmart may issue up to 200,000,000 common shares of beneficial interest, par value $0.01 per share. As of February 25, 2014, there were 140,289,967 common shares issued and outstanding.

          Both Maryland statutory law governing real estate investment trusts formed under Maryland law, which we refer to as the Maryland REIT Law, and CubeSmart's declaration of trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations.

          Subject to the provisions of CubeSmart's declaration of trust regarding restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest that CubeSmart may issue, the holders of such common shares will possess exclusive voting power. There is no cumulative voting in the election of trustees. As a result, the holders of a majority of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election. CubeSmart's bylaws provide that a plurality of the votes case at a meeting of shareholders duly called at which a quorum is present is sufficient to elect a trustee and that a majority of the votes cast at a meeting of shareholders duly called at which a quorum is present is sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required under CubeSmart's bylaws, CubeSmart's declaration of trust or applicable statute.

          Under the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity without the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT's declaration of trust. Our declaration of trust provides that amendments to the declaration of trust and our merger with another entity may be approved by the affirmative vote of the holders of not less than a majority of all votes entitled to be cast on the matter. Under the Maryland REIT law and CubeSmart's declaration of trust, its trustees will be permitted to amend the declaration of trust from time to time to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and under the Maryland REIT law, without the affirmative vote or written consent of the shareholders.

          All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of CubeSmart's common shares are entitled to receive dividends and distributions when authorized by our board of trustees, and declared by CubeSmart out of assets legally available for the payment of dividends or distributions. They also are entitled to share ratably in CubeSmart's assets legally available for distribution to its shareholders in the event of CubeSmart's liquidation, dissolution or winding up, after payment of or adequate provision for all of its known debts and liabilities. These rights are subject to the preferential rights of the holders of the 7.75% Series A Preferred Shares and of any other class or series of CubeSmart's shares and to the provisions of CubeSmart's declaration of trust regarding restrictions on transfer of its shares.

          Holders of CubeSmart's common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in CubeSmart's declaration of trust and to the power of the board of trustees to create common shares with differing voting rights, all common shares have equal dividend, liquidation and other rights.

Preferred Shares

          CubeSmart's declaration of trust provides that it may issue up to 40,000,000 preferred shares of beneficial interest, par value $0.01 per share. As of February 25, 2014, there were 3,220,000 authorized shares of CubeSmart's 7.75% Series A Preferred Shares, par value $0.01 par value, of which 3,100,000 were issued and outstanding.

          Holders of 7.75% Series A Preferred Shares do not have voting rights except (1) with respect to certain actions which would have a material adverse effect on the holders of such shares (including in a merger or consolidation) or (2) in the event we fail to pay quarterly distributions for six or more quarters to the holders of the 7.75% Series A Preferred Shares. If the conditions specified in (2) exist, the holders of 7.75% Series A Preferred Shares will have the right, voting as a single class with any other series of CubeSmart's preferred shares ranking on a parity with the 7.75% Series A Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to CubeSmart's board of trustees.

          The holders of 7.75% Series A Preferred Shares will be entitled to receive, when and as authorized by CubeSmart's board of trustees, cumulative preferential cash distributions at the rate of 7.75% per annum of the $25.00 per share liquidation preference of the shares. Upon dissolution or liquidation, the holders of 7.75% Series A Preferred Shares will be entitled to be paid a liquidation preference in cash of $25.00 per share plus all accumulated and unpaid distributions after payment or provision for payment of all debts and liabilities of CubeSmart but before any distribution of assets is made to holders of common shares or any other junior securities of CubeSmart as to liquidation rights.

          CubeSmart's board of trustees is authorized to issue the preferred shares in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred shares, including:

  •
  dividend rights;

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  conversion rights;

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  voting rights;

  •
  redemption rights and terms of redemption; and

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  liquidation preferences.

          The rights, preferences, privileges and restrictions of the preferred shares of each series will be fixed by articles supplementary relating to each series. We will describe the specific terms of a particular series of preferred shares in the prospectus supplement relating to that series, including:

  •
  the title of the series and the number of shares in the series;

  •
  the price at which the preferred shares will be offered;

  •
  the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

  •
  the voting rights, if any, of the holders of preferred shares being offered;

  •
  the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered;

  •
  the liquidation preference per share;

  •
  the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into CubeSmart's common shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

  •
  the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

  •
  any listing of the preferred shares being offered on any securities exchange;

  •
  whether interests in the shares of the series will be represented by depositary shares;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the preferred shares being offered;

  •
  the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of CubeSmart's affairs;

  •
  any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of CubeSmart's affairs;

  •
  information with respect to book-entry procedures, if any; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the series.

          The description of preferred shares above and the description of the terms of a particular series of preferred shares in the prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information.

          CubeSmart's board of trustees could authorize, without shareholder approval, the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of CubeSmart's shares might receive a premium for their shares over the then-prevailing market price of its shares. We currently do not expect that the board of trustees would require shareholder approval prior to such a preferred issuance. In addition, any preferred shares that CubeSmart issues would rank senior to its common shares with respect to the payment of distributions, in which case CubeSmart could not pay any distributions on its common shares until full distributions have been paid with respect to such preferred shares.

Power to Reclassify Shares and Issue Additional Common Shares or Preferred Shares

          CubeSmart's declaration of trust authorizes its board of trustees to classify any authorized but unissued common and preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series, as authorized by the board of trustees. Prior to the issuance of shares of each class or series, the board of trustees is required by the Maryland REIT law and CubeSmart's declaration of trust to establish for each such class or series, subject to the provisions of CubeSmart's declaration of trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, CubeSmart's board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest.

          To permit us increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, CubeSmart's declaration of trust allows us to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which CubeSmart's securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of common shares or might otherwise be in their best interests.

          Holders of CubeSmart's 7.75% Series A Preferred Shares have the right to consent to the authorization, creation or issuance of equity securities that would rank senior to the 7.75% Series A Preferred Shares as to distributions or upon liquidation and the authorization, creation or issuance of convertible securities or obligations convertible into such senior securities, in each case, if such equity securities or convertible securities would materially or adversely affect the rights, preferences, privileges or voting powers of the 7.75% Series A Preferred Shares. This consent right shall not apply to the authorization, creation or issuance of equity securities on a parity with or junior to the 7.75% Series A Preferred Shares or to any increase in the number of 7.75% Series A Preferred Shares.

          Holders of CubeSmart's common shares or 7.75% Series A Preferred Shares do not have preemptive rights, which means they have no right to acquire any additional shares that we may issue at a subsequent date.

Restrictions on Ownership and Transfer

          In order to qualify as a REIT under the Code, CubeSmart's shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of CubeSmart's outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities).

          Because CubeSmart's board of trustees believes that it is in CubeSmart's shareholders' best interests to continue to qualify as a REIT and for anti-takeover and other strategic reasons, its declaration of trust, subject to certain exceptions, contains restrictions on the number of CubeSmart's shares of beneficial interest that a person may own. CubeSmart's declaration of trust provides that:

  •
  no person, other than an excepted holder or a designated investment entity (each as defined in CubeSmart's declaration of trust), may own directly, or be deemed to own by virtue of the attribution provisions of the Code, more than 5%, in value or number of shares, whichever is more restrictive, of the issued and outstanding shares of any class or series of common shares;

  •
  no person may own directly or indirectly, or be deemed to own through attribution, more than 9.8% in value or number of shares, whichever is more restrictive, of the issued and outstanding shares of any class or series of preferred shares;

  •
  no excepted holder, which means certain members of the Amsdell family, certain trusts established for the benefit of members of the Amsdell family and certain related entities, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, any single excepted holder who is treated as an individual would own more than 29%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares, any two excepted holders treated as individuals would own more than 34%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares, any three excepted holders treated as individuals would own more than 39%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares, any four excepted holders treated as individuals would own more than 44%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares, or any five excepted holders treated as individuals would own more than 49%, in value or number of shares, whichever is more restrictive, of CubeSmart's outstanding common shares;

  •
  no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of common shares;

  •
  no person shall beneficially or constructively own CubeSmart's shares of beneficial interest that would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

  •
  no person shall transfer CubeSmart's shares of beneficial interest if such transfer would result in CubeSmart's shares of beneficial interest being owned by fewer than 100 persons.

          The excepted holder limit was established in light of the fact that Robert J. Amsdell, Barry L. Amsdell, Todd C. Amsdell and certain Amsdell Entities owned a substantial percentage of CubeSmart's common shares upon completion of its IPO. The excepted holder limit does not permit each excepted holder to own 29% of CubeSmart's common shares. Rather, the excepted holder limit prevents two or more excepted holders who are each treated as individuals under the applicable tax attribution rules from owning a higher percentage of CubeSmart's common shares than the maximum number of common shares that could be owned by any one excepted holder (29%), plus the maximum number of common shares that could be owned by any one or more other individual common shareholders who are not excepted holders (5%). We do not believe the 29% expected holder limit for certain members of the Amsdell family and certain related entities will jeopardize CubeSmart's REIT status because no other individual shareholder can own more than 5% of the value of CubeSmart's outstanding common shares. Accordingly, no five individuals can own more than 49% of CubeSmart's shares and, thus, we will be in compliance with the REIT qualification requirement prohibiting five or fewer individuals from owning more than 50% of the value of CubeSmart's outstanding shares.

          The declaration of trust defines a "designated investment entity" as:

  •
  an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code;

  •
  an entity that qualifies as a regulated investment company under Section 851 of the Code; or

  •
  an entity that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (iii) has or shares voting power and investment power under the Exchange Act; so long as each beneficial owner of such entity, or in the case of an asset management company, the individual account holders of the accounts managed by such entity, would satisfy the 5% ownership limit if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

          CubeSmart's board of trustees may waive the 5% ownership limit, or the 9.8% designated investment entity limit, for a shareholder that is not an individual if such shareholder provides information and makes representations to the board of trustees that are satisfactory to the board of trustees, in its reasonable discretion, to establish that such person's ownership in excess of the 5% limit or the 9.8% limit, as applicable, would not jeopardize CubeSmart's qualification as a REIT.

          Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of CubeSmart's shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on CubeSmart's status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then CubeSmart's declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits or that such number of shares will be automatically transferred to a charitable trust for the benefit of a charitable beneficiary and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if CubeSmart's board of trustees determines that it is no longer in CubeSmart's best interests to attempt to qualify, or to continue to qualify, as a REIT.

          All certificates evidencing CubeSmart's shares bear a legend referring to the restrictions described above.

          Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of CubeSmart's shares, including common shares, is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on CubeSmart's status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine CubeSmart's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

          These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of CubeSmart's shareholders.

Transfer Agent and Registrar

          The transfer agent and registrar for our common shares is American Stock Transfer & Trust Co., LLC. The transfer agent and registrar for our preferred shares will be set forth in the applicable prospectus supplement.

Certain Provisions of Maryland Law and CubeSmart's Declaration of Trust and Bylaws

          The following description of certain provisions of Maryland law and of CubeSmart's declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law and CubeSmart declaration of trust and bylaws.

  Number of Trustees; Vacancies

          CubeSmart's declaration of trust and bylaws provide that the number of CubeSmart's trustees shall not be less than one and not more than 13, and will be established by a vote of a majority of the members of its board of trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Pursuant to CubeSmart's declaration of trust, each of its trustees is elected by its shareholders to serve until the next annual meeting and until their successors are duly elected and qualify. Under Maryland law, CubeSmart's board of trustees may elect to create staggered terms for its members.

          CubeSmart's bylaws provide that at least a majority of our trustees will be "independent," with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the NYSE.

          In the event CubeSmart fails to pay quarterly distributions for six or more quarters to the holders of the 7.75% Series A Preferred Shares, the holders of 7.75% Series A Preferred Shares will have the right, voting as a single class with any other series of CubeSmart's preferred shares ranking on a parity with the 7.75% Series A Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to CubeSmart's board of trustees.

  Removal of Trustees

          CubeSmart's declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of CubeSmart's trustees, this provision, when coupled with the provision in CubeSmart's bylaws authorizing CubeSmart's board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

  Business Combinations

          CubeSmart's board of trustees has approved a resolution that exempts CubeSmart from the provisions of the Maryland business combination statute described below, but its board of trustees may opt to make these provisions applicable to CubeSmart in the future. Maryland law prohibits "business combinations" between CubeSmart and an interested shareholder (defined below) or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

  •
  any person who beneficially owns 10% or more of the voting power of CubeSmart's shares; or

  •
  an affiliate or associate of CubeSmart's who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of CubeSmart's then outstanding voting shares.

A person is not an interested shareholder if CubeSmart's board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, CubeSmart's board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by CubeSmart's board of trustees.

          After the five-year prohibition, any business combination between CubeSmart and an interested shareholder generally must be recommended by CubeSmart's board of trustees and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of CubeSmart's then outstanding shares of beneficial interest; and

  •
  two-thirds of the votes entitled to be cast by holders of CubeSmart's voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if CubeSmart's common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

          The statute permits various exemptions from its provisions, including business combinations that are approved by CubeSmart's board of trustees before the time that the interested shareholder becomes an interested shareholder.

          The consent of two-thirds of the holders of 7.75% Series A Preferred Shares outstanding at the time is required under certain circumstances for any amendment, alteration or repeal of CubeSmart's declaration of trust, including by merger or consolidation, which would materially and adversely affect any right, preference, privilege or voting power of the 7.75% Series A Preferred Shares unless such shares have been redeemed or called for redemption.

  Preferred Shares

          Upon the occurrence of a change of control, the holders of 7.75% Series A Preferred Shares will have the right to convert their shares into common shares unless CubeSmart elects to redeem these shares in connection with such change of control.

  Control Share Acquisitions

          CubeSmart's bylaws contain a provision exempting any and all acquisitions of CubeSmart's shares from the provisions of the Maryland Control Share Acquisition Act. However, CubeSmart board of trustees may opt to make these provisions applicable to an acquisition of CubeSmart's shares at any time by amending or repealing this provision in the future, and may do so on a retroactive basis. Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares beneficially owned by the acquiring person in a control share acquisition or by CubeSmart's officers or employees who are CubeSmart's trustees are excluded from the shares entitled to vote in accordance with the immediately preceding sentence. "Control shares" are shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

          Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

          A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders' meeting.

          If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders' meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and CubeSmart's Declaration of Trust and Bylaws

          The business combination provisions of Maryland law (if CubeSmart's board of trustees opts to make them applicable to CubeSmart), the control share acquisition provisions of Maryland law (if the applicable provision in CubeSmart's bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of CubeSmart's shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions for shareholder trustee nominations and other shareholder proposals of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The "unsolicited takeovers" provisions of Maryland law permit our board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF DEPOSITARY SHARES

General

          CubeSmart may elect to have shares of preferred shares represented by depositary shares. The shares of any series of the preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between CubeSmart and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred shares depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred shares represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

          The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

          A holder of depositary shares will be entitled to receive the shares of preferred shares, but only in whole shares of preferred shares, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

          The preferred shares depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

          If there is a distribution other than in cash in respect of the preferred shares, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred shares depositary determines that it is not feasible to make such a distribution. In that case, the preferred shares depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

          The amount distributed in any of the above cases will be reduced by any amount we or the preferred shares depositary are required to withhold on account of taxes.

Conversion and Exchange

          If any series of preferred shares underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

          If any series of preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred shares depositary resulting from the redemption, in whole or in part, of the preferred shares held by the preferred shares depositary. Whenever CubeSmart redeems a share of preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as CubeSmart may determine.

          After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred shares depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by CubeSmart.

Voting

          Upon receipt of notice of any meeting at which the holders of any shares of preferred shares underlying the depositary shares are entitled to vote, the preferred shares depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred shares, may then instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the number of shares of preferred shares underlying that holder's depositary shares. The preferred shares depositary will try to vote the number of shares of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred shares depositary deems necessary to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred shares.

Record Date

          Subject to the provisions of the deposit agreement, whenever

  •
  any cash dividend or other cash distribution becomes payable,

  •
  any distribution other than cash is made,

  •
  any rights, preferences or privileges are offered with respect to the preferred shares,

  •
  the preferred shares depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or

  •
  the preferred shares depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred shares, the preferred shares depositary will in each instance fix a record date, which will be the same as the record date for the preferred shares, for the determination of the holders of depositary receipts:

  •
  who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

  •
  who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Shares

          Upon surrender of depositary receipts at the principal office of the preferred shares depositary, upon payment of any unpaid amount due the preferred shares depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred shares and all money and other property, if any, represented by the depositary shares. Partial shares of preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred shares to be withdrawn, the preferred shares depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred shares that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

          CubeSmart and the preferred shares depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by CubeSmart or by the preferred shares depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Shares Depositary

          CubeSmart will pay all charges of the preferred shares depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference shares is entitled to vote, withdrawals of the preferred shares by the holders of depositary receipts or redemption or conversion of the preferred shares, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

          Neither CubeSmart nor the preferred shares depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred shares depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither CubeSmart nor the preferred shares depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. CubeSmart and the preferred shares depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

          The preferred shares depositary may resign at any time or be removed by CubeSmart, effective upon the acceptance by its successor of its appointment. If CubeSmart has not appointed a successor preferred shares depositary and the successor depositary has not accepted its appointment within 60 days after the preferred shares depositary delivered a resignation notice to CubeSmart, the preferred shares depositary may terminate the deposit agreement. See "— Amendment and Termination of the Deposit Agreement" above.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

          CubeSmart may issue subscription rights to purchase common shares, preferred shares, or depositary shares. CubeSmart may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, CubeSmart may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

          The prospectus supplement relating to any subscription rights CubeSmart may offer will contain the specific terms of the subscription rights. These terms may include the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for common shares, preferred shares, or depositary shares;

  •
  the number of subscription rights issued to each security holder;

  •
  the number and terms of the common shares, preferred shares or depositary shares which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by CubeSmart in connection with the offering of subscription rights.

          The description in the applicable prospectus supplement of any subscription rights CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if CubeSmart offers subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if CubeSmart offers subscription rights, see "Where You Can Find More Information." CubeSmart urges you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF WARRANTS

          CubeSmart may issue warrants for the purchase of common shares, preferred shares or depositary shares. CubeSmart may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. CubeSmart will issue the warrants under one or more warrant agreements to be entered into between CubeSmart and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

          The prospectus supplement relating to any warrants that CubeSmart may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

          Each warrant will entitle the holder of the warrant to purchase for cash the amount of CubeSmart's common shares, preferred shares and/or depositary shares, as the case may be, at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, CubeSmart will, as soon as possible, forward the common shares, preferred shares and/or depositary shares that the warrant holder has purchased, as the case may be. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, CubeSmart will issue a new warrant certificate for the remaining warrants.

          The description in the applicable prospectus supplement of any warrants CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if CubeSmart offers warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see "Where You Can Find More Information." We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF THE DEBT SECURITIES

          The following summary sets forth the general terms and provisions of the indenture under which the debt securities will be issued by the Operating Partnership. The debt securities will be issued by the Operating Partnership under an indenture, as amended or supplemented from time to time, among the Operating Partnership, CubeSmart, as guarantor, and U.S. Bank National Association, as trustee.

          The debt securities may be issued from time to time in one or more series. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.

          The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under "Where You Can Find More Information." The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

          All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.

General

          The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the board of trustees of CubeSmart as sole general partner of the Operating Partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.

          All of the debt securities will be fully and unconditionally guaranteed as to payment of principal and premium, if any, and interest by CubeSmart. The indenture allows certain of our subsidiaries from time to time to become guarantors of specific series of the debt securities.

          The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Terms

          The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:

  1)
  the title of the debt securities;

  2)
  any limit on the aggregate principal amount of the debt securities and whether any additional securities of such series may be issued without consent of the holders;

  3)
  the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

  4)
  the rate or rates, or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, the interest payment date or dates and the regular record date for interest payments;

  5)
  the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

  6)
  any modification to the provisions of the indenture relating to satisfaction and discharge of the indenture with respect to the debt securities;

  7)
  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

  8)
  the obligation, if any, of the Operating Partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, the currency or currency units in which and the terms and conditions upon which the debt securities are required to be redeemed or purchased, in whole or in part, pursuant to that obligation;

  9)
  if other than $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

  10)
  the percentage or other principal amount at which the debt securities will be issued, and if different from the principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable upon acceleration of the maturity of such debt securities;

  11)
  any addition or change to, or deletion from, any event of default or covenant or other provision set forth in the indenture;

  12)
  the currency or currencies in which the debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the manner of determining the equivalent thereof in U.S. dollars;

  13)
  if the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which those amounts will be determined;

  14)
  if the debt securities do not bear interest, the applicable dates for delivery by the trustee of a list of the names and addresses of holders of such debt securities;

  15)
  the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

  16)
  whether the debt securities will be issued in whole or in part in the form of a global security, and if a global security is issued, whether such form will be permanent or temporary;

  17)
  whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of paying additional amounts;

  18)
  whether the debt securities will be issued in bearer form;

  19)
  any security provided for the debt securities,

  20)
  any other trustee, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,

  21)
  the terms of conversion or exchange of the debt securities, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed,

  22)
  the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the Operating Partnership;

  23)
  whether the debt securities are entitled to the benefits of the guarantee of any subsidiary guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee, and

  24)
  any other terms of the debt securities not inconsistent with the provisions of the indenture.

          The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof ("original issue discount securities"). The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.

          The indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of CubeSmart's common shares and preferred shares, designed to preserve CubeSmart's status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantee

          CubeSmart will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same will become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

          From time to time, subsidiaries of the Operating Partnership may join as guarantors under the indenture. Such subsidiaries' guarantees will be limited to the series of debt securities for which they execute notations of guarantee in accordance with the terms of the indenture, and may be released in connection with:

  1)
  the sale, by the Operating Partnership, of the equity interests that it holds in the subsidiary guarantor; and

  2)
  the occurrence of certain conditions described in the supplemental indenture or related documents adopting the series of debt securities which are the subject of the subsidiary's guarantee.

          The obligations of each guarantor, other than CubeSmart, under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Denominations

          Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Payments

          Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States.

          All amounts paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment of these amounts.

          Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture. Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.

Registration and Transfer

          Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.

          Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Operating Partnership and the guarantors with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the Operating Partnership and the guarantors will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership and the guarantors may at any time designate additional transfer agents with respect to any series of debt securities.

          Neither the Operating Partnership nor the trustee will be required to:

  1)
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption; or

  2)
  register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Merger, Consolidation and Sale

          Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:

  1)
  either the Operating Partnership is the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the debt securities and the performance and observance of all of the covenants and conditions contained in the indenture;

  2)
  immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

  3)
  an officer's certificate of CubeSmart as general partner of the Operating Partnership and a legal opinion covering compliance with these conditions is delivered to the trustee.

          Unless otherwise provided in the applicable prospectus supplement, CubeSmart may consolidate with, or sell, lease or convey all or substantially all its assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled.

Covenants

          We will set forth in the applicable prospectus supplement any financial covenants applicable to any issue of debt securities.

  Provision of Financial Information

          Unless otherwise provided in the applicable prospectus supplement, so long as any debt securities are outstanding, CubeSmart and the Operating Partnership will furnish to the trustee such information, documents and other reports as may be required by the Trust Indenture Act, including filing with the trustee within 15 days information, documents or reports required to be filed by the Issuer with the SEC.

  Waiver of Certain Covenants

          The Operating Partnership and the guarantors may choose not to comply with any term, provision or condition of certain covenants if at any time the holders of at least a majority in principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the Operating Partnership's and the guarantors' obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

  Existence

          Unless otherwise provided in the applicable prospectus supplement, except as permitted under "Merger, Consolidation or Sale," each of the Operating Partnership and the guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the Operating Partnership nor any guarantor will be required to preserve any right or franchise if the board of directors of the Operating Partnership, or the board of trustees or analogous body of any subsidiary guarantor, determines that the preservation thereof is no longer necessary or desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

  Maintenance of Properties

          Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership or the applicable guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that, subject to the covenant described under "Merger, Consolidation and Sale" above, neither the Operating Partnership nor any guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties at any time.

  Payment of Taxes and Other Claims

          Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:

  1)
  all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon its income, profits or property or that of any of its Subsidiaries; and

  2)
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any of its Subsidiaries;

provided, however, that neither the Operating Partnership nor any guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.

  Payment of Additional Amounts

          Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will pay to any holder of debt securities that is a United States Alien such additional amounts as may be required such that every net payment on the debt securities held by such holder, after deduction or withholding on account of any present or future U.S. tax (other than taxes unrelated to the holder's ownership of the debt securities and certain other taxes), is not less than the amount provided in such debt securities as then due and payable.

  Additional Covenants

          The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.

Events of Default, Notice and Waiver

          Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be "events of default" with respect to any series of debt securities issued under the indenture:

  1)
  default for 30 days in the payment of any interest on any debt security of that series;

  2)
  default in the payment of any principal of or premium, if any, on any debt security of that series when due;

  3)
  default in making any sinking fund payment as required for any debt security of that series;

  4)
  default in the performance of any other covenant or warranty of the Operating Partnership and/or any of the guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

  5)
  default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or any of the guarantors or any mortgage, indenture or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled within a period of 10 days after the Operating Partnership's receipt of written notice executed by holders of at least 25% in principal amount of the outstanding debt securities of that series;

  6)
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, CubeSmart, or any of their respective properties;

  7)
  except as otherwise permitted in the indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or CubeSmart or any subsidiary guarantor shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

  8)
  any other event of default provided with respect to a particular series of debt securities.

          Unless otherwise provided in the applicable prospectus supplement, if an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and CubeSmart (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less then a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences if (1) the Operating Partnership or any guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture. The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

          The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders.

          The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of reasonable security or indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment.

          Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding.

          Within 120 days after the end of each fiscal year, the Operating Partnership and CubeSmart must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the Operating Partnership and of CubeSmart, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

          Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of more than 50% in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  1)
  change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

  2)
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

  3)
  change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on that debt security;

  4)
  impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

  5)
  reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

  6)
  modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the guarantors in respect of the due and punctual payments of principal of (or premium, if any) or interest, if any, on or any sinking fund requirements or additional amounts under the guarantees applicable to that debt security; or

  7)
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security.

          Modifications and amendments of the indenture may be made by the Operating Partnership, the guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:

  1)
  to evidence the succession of another person to the Operating Partnership as obligor, or to any of the guarantors under the indenture;

  2)
  to add to the covenants of the Operating Partnership or any of the guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any of the guarantors in the indenture;

  3)
  to add events of default for the benefit of the holders of all or any series of debt securities;

  4)
  to pledge property to the trustee to secure, or add additional guarantees with respect to, the debt securities;

  5)
  to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

  6)
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

  7)
  to establish the form or terms of debt securities of any series;

  8)
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  9)
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate a merger or consolidation of the Operating Partnership or any Guarantor, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  10)
  to add to or change or eliminate any provisions of the indenture to the extent necessary or desirable in accordance with any amendments to the Trust Indenture Act or to maintain the qualification of the indenture under the Trust Indenture Act;

  11)
  to cure any ambiguity, defect or inconsistency in the indenture or to make any other provision with respect to matters or questions arising under the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect;

  12)
  to provide for the issuance of any additional debt securities of a series with terms substantially identical to the issued debt securities of that series (which additional debt securities will be treated, together with the already issued debt securities of that series, as a single series of debt securities); or

  13)
  to reflect the release of any guarantor (other than CubeSmart) from the indenture.

          The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

  1)
  debt securities owned by the Operating Partnership, any of the guarantors or any other obligor upon the debt securities or any affiliate of the Operating Partnership, any of the guarantors or of that other obligor will be disregarded;

  2)
  the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof (or the U.S. dollar equivalent thereof on the date of original issuance, in the case of debt securities denominated in one or more foreign currencies) that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

  3)
  the principal amount of a debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (2) above); and

  4)
  debt securities that have been cancelled or delivered to the trustee for cancellation, or for which payment has been made or the redemption amount has been deposited with the trustee as provided in the indenture, will be disregarded.

          The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

          Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

  1)
  there will be no minimum quorum requirement for the meeting; and

  2)
  the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge; Legal Defeasance and Covenant Defeasance

          Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership and the guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

          In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect either:

  1)
  to defease and discharge itself and the guarantors from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) ("legal defeasance"); or

  2)
  to release itself and the guarantors from their obligations with respect to those debt securities under "— Covenants" or their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to those debt securities ("covenant defeasance");

in either case upon the irrevocable deposit by the Operating Partnership or the guarantors with the trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, based on a certification by officers of the Operating Partnership, to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

          This trust may only be established if, among other conditions, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

          In the event the Operating Partnership effects covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under "Events of Default, Notice and Waiver" with respect to the covenants described under "— Covenants" (which would no longer be applicable to those debt securities) or described in clause (7) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the guarantors would remain liable to make payment of those amounts due at the time of acceleration.

          The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

          The terms and conditions, if any, upon which the debt securities of any series will be subordinated to other indebtedness of the Operating Partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.

Book-Entry System and Global Securities

          The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or "DTC," as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Unless the applicable prospectus supplement states otherwise, and until it is exchanged in whole or in part for the debt securities represented thereby, a global security may not be transferred except as a whole by the depository for that global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of such depository or by that depository or any nominee of that depository to a successor depository or any nominee of that successor.

          The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

          The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with such depository ("participants"). These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

          We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

          Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and the participants would authorize beneficial owners through the participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

          Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.

          None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the Operating Partnership, the guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

          If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.

          The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.

Certain Definitions

          The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).

          For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the Operating Partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.

          "Government Obligations" means securities which are:

  1)
  direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable; or

  2)
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by the United States of America or that other government;

  3)
  which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

          "Subsidiary" means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, "Capital Percentage" means, with respect to the interest of CubeSmart, the Operating Partnership or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by CubeSmart, the Operating Partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.

          "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion describes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of common shares and preferred shares of CubeSmart and debt securities of the Operating Partnership, and the qualification and taxation of CubeSmart as a REIT under the Internal Revenue Code of 1986, as amended (the "Code").

          This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, regulated investment companies, REITs, tax-exempt organizations (except to the limited extent discussed below under "Taxation of Tax-Exempt Shareholders"), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under "Taxation of Non-U.S. Shareholders") and other persons subject to special tax rules. This summary deals only with investors who hold common shares or preferred shares of CubeSmart or debt securities of the Operating Partnership as "capital assets" within the meaning of Section 1221 of the Code. This discussion is not intended to be, and should not be construed as, tax advice.

          The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS"), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the IRS could challenge the statements in this summary, which do not bind the IRS or the courts, and that a court could agree with the IRS.

          We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of common shares or preferred shares of CubeSmart and debt securities of the Operating Partnership, and of CubeSmart's election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of CubeSmart

  Qualification of CubeSmart as a REIT

          CubeSmart elected to be taxed as a REIT under the federal income tax laws beginning with its short taxable year ended December 31, 2004. CubeSmart believes that, beginning with such short taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code and intends to continue to operate in such a manner. However, there can be no assurance that CubeSmart has qualified or will remain qualified as a REIT.

          CubeSmart's continued qualification and taxation as a REIT depend upon its ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that CubeSmart earns from specified sources, the percentage of its assets that falls within specified categories, the diversity of its share ownership, and the percentage of its earnings that CubeSmart distributes. Accordingly, no assurance can be given that the actual results of CubeSmart's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of its failure to qualify as a REIT, see "Requirements for Qualification — Failure to Qualify" below.

          Pursuant to CubeSmart's declaration of trust, CubeSmart's board of trustees has the authority to make any tax elections on its behalf that, in its sole judgment, are in CubeSmart's best interest. This authority includes the ability to revoke or otherwise terminate CubeSmart's status as a REIT. CubeSmart's board of trustees has the authority under its declaration of trust to make these elections without the necessity of obtaining the approval of CubeSmart's shareholders. In addition, CubeSmart's board of trustees has the authority to waive any restrictions and limitations contained in its declaration of trust that are intended to preserve CubeSmart's status as a REIT during any period in which its board of trustees has determined not to pursue or preserve CubeSmart's status as a REIT.

  Taxation of CubeSmart as a REIT

          The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

          If CubeSmart qualifies as a REIT, it generally will not be subject to federal income tax on the taxable income that it distributes to its shareholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, CubeSmart will be subject to federal tax in the following circumstances:

  •
  CubeSmart is subject to the corporate federal income tax on any taxable income, including net capital gain that it does not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  CubeSmart may be subject to the corporate "alternative minimum tax" on any items of tax preference, including any deductions of net operating losses.

  •
  CubeSmart is subject to tax, at the highest corporate rate, on net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that it holds primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property.

  •
  CubeSmart is subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business.

  •
  If CubeSmart fails to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "Requirements for Qualification — Gross Income Tests," but nonetheless continues to qualify as a REIT because it meets other requirements, CubeSmart will be subject to a 100% tax on: the greater of the amount by which it fails the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect its profitability.

  •
  If CubeSmart fails to distribute during a calendar year at least the sum of: (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then CubeSmart will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount it actually distributed.

  •
  If CubeSmart fails any of the asset tests, as described below under "Requirements for Qualification — Asset Tests," other than certain de minimis failures, but its failure was due to reasonable cause and not to willful neglect, and it nonetheless maintains its REIT qualification because of specified cure provisions, CubeSmart will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which it failed to satisfy the asset tests. The amount of gain on which CubeSmart will pay tax generally is the lesser of the amount of gain that it recognizes at the time of the sale or disposition, and the amount of gain that it would have recognized if it had sold the asset at the time CubeSmart acquired it.

  •
  CubeSmart will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which it failed to satisfy the asset tests.

  •
  If CubeSmart fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, it will be required to pay a penalty of $50,000 for each such failure.

  •
  CubeSmart may elect to retain its net long-term capital gain and pay income tax on such gain.

  •
  CubeSmart will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm's-length basis.

  •
  If CubeSmart acquires any asset from a C corporation (a corporation that generally is subject to full corporate-level tax) in a transaction in which the adjusted basis of the assets in CubeSmart's hands is determined by reference to the adjusted tax basis of the asset in the hands of the C corporation, CubeSmart will pay tax at the highest regular corporate rate then applicable if it recognizes gain on the sale or disposition of the asset during the 10-year period after it acquires the asset, unless the C corporation elects to treat the assets as if they were sold for their fair market value at the time of CubeSmart's acquisition.

  •
  CubeSmart may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT's shareholders, as described below in "Requirements for Qualification — Recordkeeping Requirements."

  •
  The earnings of CubeSmart's lower-tier entities that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

          In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification

          To qualify as a REIT, CubeSmart must elect to be treated as a REIT, and CubeSmart must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual distribution requirements.

          Organizational Requirements.    A REIT is a corporation, trust or association that meets each of the following requirements:

            1)       It is managed by one or more trustees or directors;

            2)      Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

            3)      It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

            4)      It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

            5)      At least 100 persons are beneficial owners of its shares or ownership certificates (determined without reference to any rules of attribution);

            6)      Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year;

            7)       It elects to be a REIT, or has made such election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

            8)      It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

            9)      It meets certain other qualifications, tests described below, regarding the nature of its income and assets and the distribution of its income.

          CubeSmart must meet requirements 1 through 4, 8 and 9 during its entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If CubeSmart complies with all the requirements for ascertaining information concerning the ownership of its outstanding shares in a taxable year and has no reason to know that it violated requirement 6, CubeSmart will be deemed to have satisfied requirement 6 for that taxable year. CubeSmart's declaration of trust provides for restrictions regarding the ownership and transfer of its shares of beneficial interest that are intended to assist CubeSmart in continuing to satisfy requirements 5 and 6. However, these restrictions may not ensure that CubeSmart will, in all cases, be able to satisfy these requirements. The provisions of the declaration of trust restricting the ownership and transfer of its shares of beneficial interest are described in "Description of Our Shares — Restrictions on Ownership and Transfer."

          For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding CubeSmart's shares in proportion to their actuarial interests in the trust for purposes of requirement 6. CubeSmart believes it has issued sufficient shares of beneficial interest with enough diversity of ownership to satisfy requirements 5 and 6 set forth above.

          To monitor compliance with the share ownership requirements, CubeSmart is required to maintain records regarding the actual ownership of its shares. To do so, CubeSmart must demand written statements each year from the record holders of certain percentages of its shares in which the record holders are to disclose the actual owners of the shares (the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of CubeSmart's records. Failure by CubeSmart to comply with these record-keeping requirements could subject CubeSmart to monetary penalties. If CubeSmart satisfies these requirements and has no reason to know that condition (6) is not satisfied, CubeSmart will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

          Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that CubeSmart owns will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as Cubesmart's assets, liabilities, and items of income, deduction, and credit.

          Partnership Subsidiaries.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, CubeSmart's proportionate share of the assets, liabilities and items of income of the Operating Partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which CubeSmart acquires an interest, directly or indirectly, is treated as CubeSmart's assets and gross income for purposes of applying the various REIT qualification requirements.

          Taxable REIT Subsidiaries.    A REIT is permitted to own up to 100% of the stock of one or more "taxable REIT subsidiaries." A taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular "C" corporation. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. Several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. CubeSmart may engage in activities indirectly through a taxable REIT subsidiary that would jeopardize its REIT status if CubeSmart engaged in the activities directly. For example, a taxable REIT subsidiary of CubeSmart may provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. A taxable REIT subsidiary may also engage in other activities that, if conducted by CubeSmart directly, could result in the receipt of non-qualified income or the ownership of non-qualified assets or the imposition of the 100% tax on income from prohibited transactions. See description below under "Prohibited Transactions."

          Gross Income Tests.    CubeSmart must satisfy two gross income tests annually to maintain its qualification as a REIT. First, at least 75% of its gross income for each taxable year must consist of defined types of income that CubeSmart derives, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

  •
  rents from real property;

  •
  interest on debt secured by mortgages on real property or on interests in real property (including certain types of mortgage-backed securities);

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs (excluding dividends from its taxable REIT subsidiaries);

  •
  gain from the sale of real estate assets;

  •
  income and gain derived from foreclosure property; and

  •
  income derived from the temporary investment of new capital that is attributable to the issuance of CubeSmart's shares of beneficial interest or a public offering of its debt with a maturity date of at least five years and that CubeSmart receives during the one year period beginning on the date on which it receives such new capital.

          Second, in general, at least 95% of CubeSmart's gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends (including dividends from its taxable REIT subsidiaries), gain from the sale or disposition of stock or securities, or any combination of these. Gross income from the sale of property that CubeSmart holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. See "Prohibited Transactions." In addition, certain gains from hedging transactions and certain foreign currency gains will be excluded from both the numerator and the denominator for purposes of one or both of the income tests. See "Hedging Transactions," and "Foreign Currency Gain."

          Rents from Real Property.    Rent that CubeSmart receives from its real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

          First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages are fixed at the time the leases are entered into, are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits, and conform with normal business practice.

          Second, CubeSmart must not own, actually or constructively, 10% or more of the stock of any corporate tenant or the assets or net profits of any tenant, referred to as a related party tenant, other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of its shares is owned, directly or indirectly, by or for any person, CubeSmart is considered as owning the stock owned, directly or indirectly, by or for such person. CubeSmart does not own any stock or any assets or net profits of any tenant directly. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of its shares, no absolute assurance can be given that such transfers or other events of which CubeSmart has no knowledge will not cause CubeSmart to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a taxable REIT subsidiary at some future date.

          Under an exception to the related-party tenant rule described in the preceding paragraph, rent that CubeSmart receives from a taxable REIT subsidiary will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which CubeSmart owns directly or indirectly more than 50% of the voting power or value of the stock (a "controlled taxable REIT subsidiary") will not be treated as "rents from real property."

          Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each of its leases, CubeSmart believes that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, CubeSmart believes that any income attributable to personal property will not jeopardize its ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge CubeSmart's calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, CubeSmart could fail to satisfy the 75% or 95% gross income test and thus lose its REIT status.

          Fourth, CubeSmart cannot furnish or render non-customary services to the tenants of its properties, or manage or operate its properties, other than through an independent contractor who is adequately compensated and from whom CubeSmart does not derive or receive any income. However, CubeSmart need not provide services through an "independent contractor," but instead may provide services directly to its tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, CubeSmart may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as its income (valued at not less than 150% of our direct cost of performing such services) from the services does not exceed 1% of its income from the related property. Such income will not cause rents from tenants of the property to qualify as rents from real property but income from such services will not qualify as rents from real property. Finally, CubeSmart may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide non-customary services to CubeSmart's tenants without tainting CubeSmart's rents from the related properties. CubeSmart has not performed, and does not intend to perform, any services other than customary ones for its tenants, other than services provided through independent contractors or taxable REIT subsidiaries.

          Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts CubeSmart is obligated to pay to third parties (such as a lessee's proportionate share of a property's operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as "rents from real property." To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

          If a portion of the rent CubeSmart receives from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of its gross income during the year, CubeSmart would lose its REIT status, unless CubeSmart qualified for certain statutory relief provisions. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as "rents from real property": (1) the rent is considered based on the income or profits of the tenant; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) CubeSmart furnishes non-customary services to the tenants of the property, or manages or operates the property, other than through a qualifying independent contractor or a taxable REIT subsidiary. In any of these circumstances, CubeSmart could lose its REIT status, unless CubeSmart qualified for certain statutory relief provisions, because it would be unable to satisfy either the 75% or 95% gross income test.

          Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

          Dividends.    Our share of dividends received from any corporation (including any TRS, but excluding any REIT) in which we own any equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both income tests.

          Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

  •
  the REIT has held the property for not less than two years (or, for sales made before July 30, 2008, four years);

  •
  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period (or, for sales made before July 30, 2008, four-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

  •
  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

  •
  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years (or, for sales made before July 30, 2008, four years) for the production of rental income; and

  •
  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

          CubeSmart intends to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with its investment objective. CubeSmart cannot assure you, however, that it can comply with the safe-harbor provisions that would prevent the imposition of the 100% tax or that it will avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates. CubeSmart may, therefore, form or acquire a taxable REIT subsidiary to hold and dispose of those properties it concludes may not fall within the safe-harbor provisions.

          Foreclosure Property.    CubeSmart will be subject to tax at the maximum corporate rate on any net income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. "Foreclosure property" is any real property, including interests in real property, and any personal property incident to such real property:

  •
  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

  •
  for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

  •
  for which the REIT makes a proper election to treat the property as foreclosure property.

          A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

  •
  on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or

  •
  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

          Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business. Income and gain from foreclosure property are qualifying income for the 75% and 95% gross income tests.

          Hedging Transactions.    From time to time, CubeSmart enters into hedging transactions with respect to its assets or liabilities. CubeSmart's hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" means either (1) any transaction entered into in the normal course of its trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). CubeSmart will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. No assurance can be given that its hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect CubeSmart's ability to satisfy the REIT qualification requirements.

          Foreign Currency Gain.    Certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

          Failure to Satisfy Gross Income Tests.    If CubeSmart fails to satisfy one or both of the gross income tests for any taxable year, CubeSmart nevertheless may qualify as a REIT for that year if it qualifies for relief under certain provisions of the federal income tax laws. Those relief provisions will be available if:

  •
  CubeSmart's failure to meet those tests is due to reasonable cause and not to willful neglect; and

  •
  following such failure for any taxable year, a schedule of the sources of its income is filed with the IRS in accordance with regulations prescribed by the Secretary of the Treasury.

          CubeSmart cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. As discussed above in "Taxation of CubeSmart as a REIT," even if the relief provisions apply, CubeSmart would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which it fails the 75% gross income test, or (2) the excess of 95% of its gross income over the amount of gross income qualifying under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect its profitability.

          Asset Tests.    To maintain its qualification as a REIT, CubeSmart also must satisfy the following asset tests at the end of each quarter of each taxable year.

          First, at least 75% of the value of CubeSmart's total assets must consist of:

  •
  cash or cash items, including certain receivables and certain money market funds;

  •
  government securities;

  •
  interests in real property, including leaseholds and options to acquire real property and leaseholds;

  •
  interests in mortgages on real property (including certain mortgage-backed securities);

  •
  stock in other REITs; and

  •
  investments in stock or debt instruments during the one year period following its receipt of new capital that CubeSmart raises through equity offerings or public offerings of debt with at least a five year term.

          Second, of CubeSmart's investments not included in the 75% asset class, the value of its interest in any one issuer's securities may not exceed 5% of the value of its total assets, or the "5% asset test."

          Third, of CubeSmart's investments not included in the 75% asset class, CubeSmart may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the "10% vote test" and "10% value test," respectively.

          Fourth, no more than 20% of the value of CubeSmart's total assets (or, beginning with its 2009 taxable year, 25% of the value of its total assets) may consist of the securities of one or more taxable REIT subsidiaries.

          For purposes of the 5% asset test, the 10% vote test and 10% value test, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership.

The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

  •
  Any "Straight debt" security, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which CubeSmart or any controlled taxable REIT subsidiary hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies: (1) a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by CubeSmart exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and (2) a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

  •
  Any loan to an individual or an estate.

  •
  Any "section 467 rental agreement," other than an agreement with a related party tenant.

  •
  Any obligation to pay "rents from real property."

  •
  Certain securities issued by governmental entities.

  •
  Any security issued by a REIT.

  •
  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which CubeSmart is a partner to the extent of CubeSmart's proportionate interest in the debt and equity securities of the partnership.

  •
  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "Requirements for Qualification — Gross Income Tests."

          For purposes of the 10% value test, its proportionate share of the assets of a partnership is its proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

          Failure to Satisfy Asset Tests.    CubeSmart will monitor the status of its assets for purposes of the various asset tests and will manage its portfolio in order to comply at all times with such tests. If CubeSmart fails to satisfy the asset tests at the end of a calendar quarter, it would not lose its REIT status if:

  •
  CubeSmart satisfied the asset tests at the end of the preceding calendar quarter; and

  •
  the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

          If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. CubeSmart intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful. If CubeSmart fails to cure any noncompliance with the asset tests within such time period, its status as a REIT would be lost.

          In the event that, at the end of any calendar quarter, CubeSmart violates the 5% asset test, the 10% vote test or the 10% value test described above, CubeSmart will not lose its REIT status if (i) the failure is de minimis (up to the lesser of 1% of its assets or $10 million) and (ii) CubeSmart disposes of assets or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure. In the event the failure to meet the asset test is more than de minimis, CubeSmart will not lose its REIT status if (i) the failure was due to reasonable cause and not to willful neglect, (ii) CubeSmart files a description of each asset causing the failure with the IRS, (iii) CubeSmart disposes of assets or otherwise complies with the asset tests within six months after the last day of the quarter in which CubeSmart identifies the failure, and (iv) CubeSmart pays a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which it failed to satisfy the asset tests.

          Annual Distribution Requirements.    Each taxable year, CubeSmart must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to its shareholders in an aggregate amount not less than the sum of

  •
  90% of its "REIT taxable income," computed without regard to the dividends paid deduction and its net capital gain or loss, and

  •
  90% of its after-tax net income, if any, from foreclosure property, minus

  •
  the sum of certain items of non-cash income.

          Generally, CubeSmart must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) CubeSmart declares the distribution before it timely files its federal income tax return for the year and pays the distribution on or before the first regular dividend payment date after such declaration or (b) CubeSmart declares the distribution in October, November, or December of the taxable year, payable to shareholders of record on a specified day in any such month, and CubeSmart actually pays the dividend before the end of January of the following year. In both instances, these distributions relate to its prior taxable year for purposes of the 90% distribution requirement.

          In order for distributions to be counted towards CubeSmart's distribution requirement, and to provide a tax deduction to CubeSmart, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among the different classes of shares as set forth in CubeSmart's organizational documents.

          To the extent that CubeSmart distributes at least 90%, but less than 100%, of its net taxable income, CubeSmart will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, CubeSmart may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, CubeSmart would elect to have its shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. CubeSmart's shareholders would then increase their adjusted basis in their CubeSmart shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

          If CubeSmart fails to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

  •
  85% of its REIT ordinary income for the year,

  •
  95% of its REIT capital gain income for the year, and

  •
  any undistributed taxable income from prior periods,

CubeSmart will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts CubeSmart actually distributed. If CubeSmart so elects, it will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above.

          It is possible that, from time to time, CubeSmart may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, because CubeSmart may deduct capital losses only to the extent of its capital gains, its REIT taxable income may exceed its economic income. Further, it is possible that, from time to time, CubeSmart may be allocated a share of net capital gain from a partnership in which CubeSmart owns an interest attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Although several types of non-cash income are excluded in determining the annual distribution requirement, CubeSmart will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if CubeSmart does not distribute those items on a current basis. As a result of the foregoing, CubeSmart may have less cash than is necessary to distribute all of its taxable income and thereby avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income. In such a situation, CubeSmart may issue additional common or preferred shares, CubeSmart may borrow or may cause the Operating Partnership to arrange for short-term or possibly long-term borrowing to permit the payment of required distributions, or CubeSmart may pay dividends in the form of taxable in-kind distributions of property, including potentially, its shares.

          Under certain circumstances, CubeSmart may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year. CubeSmart may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although CubeSmart may be able to avoid income tax on amounts distributed as deficiency dividends, CubeSmart will be required to pay interest to the IRS based upon the amount of any deduction it takes for deficiency dividends.

          Recordkeeping Requirements.    CubeSmart must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, CubeSmart must request on an annual basis information from its shareholders designed to disclose the actual ownership of its outstanding common shares and preferred shares.

  Failure to Qualify

          If CubeSmart were to fail to qualify as a REIT in any taxable year and no relief provision applied, CubeSmart would have the following consequences: CubeSmart would be subject to federal income tax and any applicable alternative minimum tax at regular corporate rates applicable to regular C corporations on its taxable income, determined without reduction for amounts distributed to shareholders. CubeSmart would not be required to make any distributions to shareholders. Unless CubeSmart qualified for relief under specific statutory provisions, it would not be permitted to elect taxation as a REIT for the four taxable years following the year during which CubeSmart ceased to qualify as a REIT.

          If CubeSmart fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, CubeSmart could avoid disqualification if its failure is due to reasonable cause and not to willful neglect and CubeSmart pays a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "Requirements for Qualification — Gross Income Tests" and "Requirements for Qualification — Asset Tests." It is not possible to state whether in all circumstances CubeSmart would be entitled to such statutory relief.

  State and Local Taxes

          We may be subject to taxation by various states and localities, including those in which we transact business or own property. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above.

  Tax Aspects of Investments in the Operating Partnership and Subsidiary Partnerships

          The following discussion summarizes certain federal income tax considerations applicable to CubeSmart's direct or indirect investment in its Operating Partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a "Partnership" and, collectively, as "Partnerships." The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

          Classification as Partnerships.    CubeSmart is required to include in its income its distributive share of each Partnership's income and to deduct its distributive share of each Partnership's losses but only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation.

          An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

  •
  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

  •
  is not a "publicly traded" partnership.

          Under the check-the-box regulations, an unincorporated domestic entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

          A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership's gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

          Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. CubeSmart believes that each Partnership should qualify for the private placement exclusion.

          We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, CubeSmart may not be able to qualify as a REIT, unless it qualifies for certain relief provisions. See "Requirements for Qualification — Gross Income Tests" and "Requirements for Qualification — Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case CubeSmart might incur tax liability without any related cash distribution. See "Requirements for Qualification — Annual Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

          Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. CubeSmart will therefore take into account its allocable share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within CubeSmart's taxable year, even if CubeSmart receives no distribution from the Partnership for that year or a distribution less than CubeSmart's share of taxable income. Similarly, even if CubeSmart receives a distribution, CubeSmart may not be taxable if the distribution does not exceed its adjusted tax basis in its interest in the Partnership.

          Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

          Tax Allocations With Respect to Contributed Properties.    Income, gain, loss, and deduction attributable to (a)  appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as "built-in gain" or "built-in loss," is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we, as general partner, select a different method, the Operating Partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. Depending upon the method chosen, (1) CubeSmart's tax depreciation deductions attributable to those properties may be lower than they would have been if the partnership had acquired those properties for cash and (2) in the event of a sale of such properties, CubeSmart could be allocated gain in excess of its corresponding economic or book gain. These allocations may cause CubeSmart to recognize taxable income in excess of cash proceeds received by us, which might adversely affect CubeSmart's ability to comply with the REIT distribution requirements or result in CubeSmart's shareholders recognizing additional dividend income without an increase in distributions.

          Depreciation.    Some assets in our Partnerships include appreciated property contributed by its partners. Assets contributed to a Partnership in a tax-free transaction generally retain the same depreciation method and recovery period as they had in the hands of the partner who contributed them to the partnership. Accordingly, the Partnership's depreciation deductions for such contributed real property are based on the historic tax depreciation schedules for the properties prior to their contribution to the Operating Partnership.

          Basis in Partnership Interest.    CubeSmart's adjusted tax basis in any partnership interest it owns generally will be:

  •
  the amount of cash and the basis of any other property it contributes to the partnership;

  •
  increased by its allocable share of the partnership's income (including tax-exempt income) and its allocable share of indebtedness of the partnership; and

  •
  reduced, but not below zero, by its allocable share of the partnership's loss (excluding any non-deductible items), the amount of cash and the basis of property distributed to CubeSmart, and constructive distributions resulting from a reduction in its share of indebtedness of the partnership.

          Loss allocated to CubeSmart in excess of its basis in a partnership interest will not be taken into account until CubeSmart again has basis sufficient to absorb the loss. A reduction of CubeSmart's share of partnership indebtedness will be treated as a constructive cash distribution to CubeSmart, and will reduce its adjusted tax basis in the partnership. Distributions, including constructive distributions, in excess of the basis of CubeSmart's partnership interest will constitute taxable income to CubeSmart. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

          Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on contributed or revalued properties is the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

          CubeSmart's share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on CubeSmart's ability to satisfy the gross income tests for REIT status. See "Requirements for Qualification — Gross Income Tests." CubeSmart does not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of CubeSmart's, or the Partnership's, trade or business.

Taxation of Shareholders

  Taxation of Taxable U.S. Shareholders

          The term "U.S. shareholder" means a beneficial owner of CubeSmart common shares or preferred shares that, for U.S. federal income tax purposes, is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

          If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds CubeSmart common shares or preferred shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding CubeSmart common shares or preferred shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of CubeSmart common shares or preferred shares by the partnership.

          Taxation of U.S. Shareholders on Distributions.    As long as CubeSmart qualifies as a REIT, a taxable U.S. shareholder will be required to take into account as ordinary income distributions made out of CubeSmart's current or accumulated earnings and profits that CubeSmart does not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends-received deduction generally available to corporations. Dividends paid to a U.S. shareholder generally will not qualify for the preferential tax rate for "qualified dividend income" (20% maximum rate). Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most noncorporate U.S. shareholders. Because a REIT is not generally subject to federal income tax on the portion of its REIT taxable income distributed to its shareholders, CubeSmart's dividends generally will not be eligible for the preferential tax rate on qualified dividend income. As a result, CubeSmart's ordinary REIT dividends will be taxed at the higher rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 39.6%. However, the preferential tax rate for qualified dividend income will apply to CubeSmart's ordinary REIT dividends, if any, that are (i) attributable to dividends received by CubeSmart from non-REIT corporations, such as our taxable REIT subsidiaries, and (ii) attributable to income upon which CubeSmart has paid corporate income tax (e.g., to the extent that CubeSmart distributes less than 100% of CubeSmart's taxable income). In general, to qualify for the preferential tax rate on qualified dividend income, a U.S. shareholder must hold CubeSmart common shares or preferred shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the common shares or preferred shares become ex-dividend.

          With respect to common shares, CubeSmart may distribute taxable dividends that are payable partly in cash and partly in CubeSmart common shares. Taxable U.S. shareholders receiving such dividends will be required to include the full amount of the dividends as ordinary income to the extent of CubeSmart's current and accumulated earnings and profits.

          Any distribution CubeSmart declares in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any of those months will be treated as paid by CubeSmart and received by the U.S. shareholder on December 31 of the year, provided CubeSmart actually pays the distribution during January of the following calendar year.

          Distributions to a U.S. shareholder which CubeSmart designates as capital gain dividends will generally be treated as long-term capital gain, without regard to the period for which the U.S. shareholder has held its common shares or preferred shares. In general, U.S. shareholders will be taxable on long term capital gains at a maximum rate of 20%, except that the portion of such gain that is attributable to depreciation recapture will be taxable at the maximum rate of 25%. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

          CubeSmart may elect to retain and pay income tax on the net long-term capital gain that CubeSmart receives in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of CubeSmart's undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax CubeSmart paid. The U.S. shareholder would increase the basis in its common shares or preferred shares by the amount of its proportionate share of CubeSmart's undistributed long-term capital gain, minus its share of the tax CubeSmart paid.

          A U.S. shareholder will not incur tax on a distribution in excess of CubeSmart's current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder's common shares or preferred shares. Instead, the distribution will reduce the adjusted basis of the shares, and any amount in excess of both CubeSmart's current and accumulated earnings and profits and the adjusted basis will be treated as capital gain, long-term if the shares have been held for more than one year, provided the shares are a capital asset in the hands of the U.S. shareholder.

          Shareholders may not include in their individual income tax returns any of CubeSmart's net operating losses or capital losses. Instead, these losses are generally carried over by CubeSmart for potential offset against CubeSmart's future income. Taxable distributions from CubeSmart and gain from the disposition of common shares or preferred shares will not be treated as passive activity income; and, therefore, shareholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from CubeSmart and gain from the disposition of common shares or preferred shares generally will be treated as investment income for purposes of the investment interest limitations. CubeSmart will notify shareholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Shareholders on the Disposition of Common and Preferred Shares.

          In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of CubeSmart's common or preferred shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis. A U.S. shareholder's adjusted tax basis generally will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder less tax deemed paid by it and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of common or preferred shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any actual or deemed distributions from CubeSmart that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of common or preferred shares may be disallowed if the U.S. shareholder purchases other common shares or preferred shares within 30 days before or after the disposition.

          If a U.S. shareholder recognizes a loss upon a subsequent disposition of CubeSmart shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards "tax shelters," they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of CubeSmart shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that CubeSmart and other participants in transactions involving CubeSmart (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

          The tax-rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. The maximum tax rate on long-term capital gain applicable to U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were "section 1245 property" (i.e., generally, depreciable personal property). CubeSmart generally may designate whether a distribution CubeSmart designates as capital gain dividends (and any retained capital gain that CubeSmart is deemed to distribute) is taxable to non-corporate shareholders at a 20% or 25% rate. The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

  Redemption of Preferred Shares

          Whenever we redeem any preferred shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred shares to a U.S. shareholder of such preferred shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a U.S. shareholder of our preferred shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder's adjusted tax basis in the preferred shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) is "substantially disproportionate" with respect to the holder's interest in all classes of our shares under Section 302 (b)(2) of the Code, (ii) results in a "complete termination" of the holder's interest in all classes of our shares under Section 302(b)(3) of the Code, or (iii) is "not essentially equivalent to a dividend" with respect to the holder of the preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the preferred shares being redeemed, but also such holder's ownership of other classes and series of our shares and any options (including stock purchase rights) to acquire any of the foregoing. The U.S. shareholder of our preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

          If the U.S. shareholder of preferred shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered to be "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a U.S. shareholder of our preferred shares intending to rely on any of the tests in this or the preceding paragraph at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred shares will be treated as a distribution on our shares as described under "Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Taxation of U.S. Shareholders on Distributions."

If the redemption of a holder's preferred shares is taxed as a dividend, the adjusted basis of such holder's redeemed preferred shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

          With respect to a redemption of our preferred shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder's aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

  Conversion of Our Preferred Shares into Common Shares.

          Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our common shares. Except as provided below, a U.S. shareholder's basis and holding period in the common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our shares as described above in "Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Taxation of U.S. Shareholders on Distributions." Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year. See "— Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Taxation of U.S. Shareholders on the Disposition of Common and Preferred Shares." U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred shares for cash or other property.

Information Reporting Requirements and Backup Withholding.

          CubeSmart will report to its shareholders and to the IRS the amount of distributions CubeSmart pays during each calendar year and the amount of tax it withholds, if any. A shareholder may be subject to backup withholding at a rate of up to 28% with respect to distributions unless the holder:

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  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

          A shareholder who does not provide CubeSmart with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, CubeSmart may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to CubeSmart. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder's income tax liability, provided the required information is furnished to the IRS.

  Taxation of Tax-Exempt Shareholders

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their "unrelated business taxable income." While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts CubeSmart distributes to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of common shares or preferred shares with debt, a portion of the income it received from CubeSmart would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions they receive from CubeSmart as unrelated business taxable income.

          In certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of CubeSmart's shares of beneficial interest (by value) must treat a percentage of the dividends it receives from CubeSmart as unrelated business taxable income. Such percentage is equal to the gross income CubeSmart derives from an unrelated trade or business, determined as if CubeSmart were a pension trust, divided by its total gross income for the year in which it pays the dividends. This rule applies to a pension trust holding more than 10% of CubeSmart shares only if:

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  the percentage of CubeSmart's dividends which the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

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  CubeSmart is a "pension-held REIT, that is, CubeSmart qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of CubeSmart's shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding CubeSmart's shares in proportion to their actuarial interests in the pension trust; and either: (i) one pension trust owns more than 25% of the value of CubeSmart's shares of beneficial interest; or (ii) one or more pension trusts each individually holding more than 10% of the value of CubeSmart's shares of beneficial interest collectively owns more than 50% of the value of CubeSmart's shares of beneficial interest.

          Certain restrictions on ownership and transfer of CubeSmart's shares should generally prevent a tax-exempt entity from owning more than 10% of the value of its shares, or CubeSmart from becoming a pension-held REIT.

          Tax-exempt U.S. shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of CubeSmart shares.

  Taxation of Non-U.S. Shareholders

          The term "non-U.S. shareholder" means a beneficial owner of CubeSmart common shares or preferred shares that is not a U.S. shareholder or a partnership (or an entity treated as a partnership for federal income tax purposes). The rules governing U.S. federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on ownership of common shares or preferred shares, including any reporting requirements.

          Taxation of Distributions.    A non-U.S. shareholder that receives a distribution which is not attributable to gain from CubeSmart's sale or exchange of a "United States real property interest" ("USRPI") (discussed below) and that CubeSmart does not designate a capital gain dividend or retained capital gain will recognize ordinary income to the extent that CubeSmart pays such distribution out of CubeSmart's current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, a non-U.S. shareholder generally will be subject to federal income tax at graduated rates on any distribution treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, in the same manner as U.S. shareholders are taxed on distributions. A corporate non-U.S. shareholder may, in addition, be subject to the 30% branch profits tax with respect to that distribution. CubeSmart plans to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

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  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

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  the non-U.S. shareholder files an IRS Form W-8ECI with CubeSmart claiming that the distribution is effectively connected income.

          A non-U.S. shareholder will not incur tax on a distribution in excess of CubeSmart's current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common shares or preferred shares. Instead, the excess portion of the distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both CubeSmart's current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of common shares or preferred shares, as described below. Because CubeSmart generally cannot determine at the time CubeSmart makes a distribution whether the distribution will exceed CubeSmart's current and accumulated earnings and profits, CubeSmart normally will withhold tax on the entire amount of any distribution at the same rate as CubeSmart would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts CubeSmart withholds if CubeSmart later determines that a distribution in fact exceeded CubeSmart's current and accumulated earnings and profits.

          CubeSmart may be required to withhold 10% of any distribution that exceeds CubeSmart's current and accumulated earnings and profits. Consequently, although CubeSmart intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent CubeSmart does not do so, CubeSmart may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

          For any year in which CubeSmart qualifies as a REIT, except as discussed below with respect to 5% or less holders of regularly traded classes of shares, a non-U.S. shareholder will incur tax on distributions attributable to gain from CubeSmart's sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA." A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with the conduct of a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. CubeSmart must withhold 35% of any distribution that CubeSmart could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount CubeSmart withholds.

          However, distributions attributable to gain from sales or exchanges by CubeSmart of USRPIs are treated as ordinary dividends (not subject to the 35% withholding tax under FIRPTA) if the distribution is made to a non-U.S. shareholder with respect to any class of shares which is "regularly traded" on an established securities market located in the United States and if the non-U.S. shareholder did not own more than 5% of such class of shares at any time during the taxable year. Such distributions will generally be subject to a 30% U.S. withholding tax (subject to reduction under applicable treaty) and a non-U.S. shareholder will not be required to report the distribution on a U.S. tax return. In addition, the branch profits tax will not apply to such distributions.

          Taxation of Disposition of Shares.    A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain on a sale of common shares or preferred shares as long as CubeSmart is a "domestically-controlled REIT," which means that at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of all outstanding CubeSmart shares. CubeSmart cannot assure you that this test will be met. Further, even if CubeSmart is a domestically controlled REIT, pursuant to "wash sale" rules under FIRPTA, a non-U.S. shareholder may incur tax under FIRPTA. The "wash sale" rule applies to the extent such non-U.S. shareholder disposes of CubeSmart shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire CubeSmart common shares or preferred shares within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

          In addition, a non-U.S. shareholder that owned, actually or constructively, 5% or less of the outstanding common shares or preferred shares at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such common shares or preferred shares if such shares are "regularly traded" on an established securities market. Because CubeSmart's common shares and preferred shares are "regularly traded" on an established securities market, CubeSmart expects that a non-U.S. shareholder generally will not incur tax under FIRPTA on gain from a sale of common shares or preferred shares unless it owns or has owned more than 5% of such common shares or preferred shares at any time during the five year period to such sale. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. shareholders, subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

          A non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

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  the gain is effectively connected with the conduct of the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to the gain; or

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  the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. shareholder will incur a 30% tax on capital gains.

          Redemptions of Our Preferred Shares.    Whenever we redeem any preferred shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred shares to a non-U.S. shareholder of such preferred shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a non-U.S. shareholder of our preferred shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder's adjusted tax basis in the preferred shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) is "substantially disproportionate" with respect to the holder's interest in all classes of our shares under Section 302 (b)(2) of the Code, (ii) results in a "complete termination" of the holder's interest in all classes of our shares under Section 302(b)(3) of the Code, or (iii) is "not essentially equivalent to a dividend" with respect to the holder of the preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the preferred shares being redeemed, but also such holder's ownership of other classes and series of our shares and any options (including stock purchase rights) to acquire any of the foregoing. The non-U.S. shareholder of our preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

          If the non-U.S. shareholder of preferred shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered to be "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a non-U.S. shareholder of our preferred shares intending to rely on any of the tests in this or the preceding paragraph at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred shares will be treated as a distribution on our shares as described under "Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Taxation of Distributions." If the redemption of a holder's preferred shares is taxed as a dividend, the adjusted basis of such holder's redeemed preferred shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

          With respect to a redemption of our preferred shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder's aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

          Conversion of Our Preferred Shares into Common Shares.    Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our common shares, provided our preferred shares do not constitute a USRPI. Even if our preferred shares do constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our preferred shares into our common shares provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder's basis and holding period in the common shares received upon conversion will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our shares as described under "— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Taxation of Distributions." Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under "— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Taxation of Disposition of Shares." Non-U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred shares for cash or other property.

          Information Reporting and Backup Withholding Applicable to non-U.S. Shareholders.    CubeSmart must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty.

          Payments of dividends or of proceeds from the disposition of shares made to a non-U.S. shareholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8 BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either CubeSmart or its paying agent has actual knowledge, or reason to know, that a non-U.S. shareholder is a United States person.

          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder's income tax liability, provided the required information is furnished to the IRS.

Legislative or Other Actions Affecting REITs

          The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to CubeSmart and its shareholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in CubeSmart shares.

Taxation of Holders of Debt Securities

          This section describes the material United States federal income tax consequences of owning the debt securities that the Operating Partnership may offer. This summary is for general information only and is not tax advice. The tax consequences of owning any particular issue of debt securities will be discussed in the applicable prospectus.

          As used herein, a "U.S. Holder" means a beneficial owner of debt securities of the Operating Partnership, who is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States,

  •
  a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, or any of its states, or the District of Columbia,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

          If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities of the Operating Partnership, you should consult your tax advisor regarding the consequences of the ownership and disposition of debt securities by the partnership.

  Taxation of Taxable U.S. Holders

          Interest.    The stated interest on debt securities generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes.

          Original Issue Discount.    If you own debt securities issued with original issue discount ("OID"), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute "qualified stated interest," as defined below. If we determine that a particular debt security will be an OID debt security, we will disclose that determination in the prospectus relating to those debt securities.

          A debt security with an "issue price" that is less than the "stated redemption price at maturity" (the sum of all payments to be made on the debt security other than "qualified stated interest") generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

  •
  it is payable at least once per year;

  •
  it is payable over the entire term of the debt security; and

  •
  it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

          If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus relating to those debt securities.

          If you own a debt security issued with "de minimis" OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

          Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

          If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in the following paragraphs. This method takes into account the compounding of interest.

          The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the "daily portions" of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

  •
  the debt security's "adjusted issue price" at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

  •
  the aggregate of all qualified stated interest allocable to the accrual period.

          OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

          Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

  •
  the interest on a floating rate debt security is based on more than one interest index; or

  •
  the principal amount of the debt security is indexed in any manner.

          This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the prospectus relating to those debt securities, and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

          You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the IRS. You should consult with your own tax advisors about this election.

          Market Discount.    If you purchase debt securities, other than OID debt securities, after original issuance for an amount that is less than their stated redemption price at maturity, or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt securities at the time of their payment or disposition. In addition, you may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt securities. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

          Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt securities, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

          Acquisition Premium and Amortizable Bond Premium.    If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an "acquisition premium." Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

          If you purchase debt securities (including OID debt securities) for an amount in excess of the sum of all amounts payable on those debt securities after the purchase date other than qualified stated interest, you will be considered to have purchased those debt securities at a "premium" and, if they are OID debt securities, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of those debt securities on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of debt securities that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

          Sale, Exchange and Retirement of Debt Securities.    A U.S. Holder of debt securities will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of such debt securities in an amount equal to the difference between:

  •
  the amount of cash and the fair market value of other property received in exchange for such debt securities, other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income; and

  •
  the U.S. Holder's adjusted tax basis in such debt securities.

          A U.S. Holder's adjusted tax basis in a debt security generally will equal the cost of the debt security to such holder (A) increased by the amount of OID or accrued market discount (if any) previously included in income by such holder and (B) decreased by the amount of (1) any payments other than qualified stated interest payments and (2) any amortizable bond premium taken by the holder.

          Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if the debt security has been held by the U.S. Holder for more than one year. Long-term capital gain for non-corporate taxpayers is subject to reduced rates of United States federal income taxation (currently 20% maximum federal rate). The deductibility of capital losses is subject to certain limitations.

          If a U.S. Holder recognizes a loss upon a subsequent disposition of debt securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards "tax shelters," they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of debt securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

  Taxation of Tax-Exempt Holders of Debt Securities

          Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to U.S. federal income tax on the interest income accruing on debt securities of the Operating Partnership. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the debt security generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in debt securities of the Operating Partnership.

  Taxation of Non-U.S. Holders of Debt Securities

          The term "non-U.S. Holder" means a beneficial owner of debt securities of the Operating Partnership that is not a U.S. Holder or a partnership (or an entity treated as a partnership for United States federal income tax purposes). The rules governing U.S. federal income taxation of non-U.S. Holders are complex. This section is only a summary of such rules. We urge non-U.S. Holders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on ownership of debt securities, including any reporting requirements.

          Interest.    Interest (including OID) paid to a non-U.S. Holder of debt securities will not be subject to United States federal income or withholding tax under the "portfolio interest exception," provided that:

  •
  interest paid on debt securities is not effectively connected with a non-U.S. Holder's conduct of a trade or business in the United States;

  •
  the non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership;

  •
  the non-U.S. Holder is not

  •
  a controlled foreign corporation with respect to which the Operating Partnership is a "related person" within the meaning of Section 864(d) of the Code or

  •
  a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  the beneficial owner of debt securities provides a certification, which is generally made on an IRS Form W-8BEN or a suitable substitute form and signed under penalties of perjury, that it is not a United States person.

          A payment of interest (including OID) to a non-U.S. Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

          A non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest (including OID) if such payments are effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In some circumstances, such effectively connected income received by a non-U.S. Holder which is a corporation may be subject to an additional "branch profits tax" at a 30% base rate or, if applicable, a lower treaty rate.

          To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8ECI, or a suitable substitute form, as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the non-U.S. Holder.

          Non-U.S. Holders are urged to consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

          Sale or Retirement of Debt Securities.    A non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of debt securities unless:

  •
  the non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption, and certain other conditions are met; or

  •
  the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder.

          Except to the extent that an applicable tax treaty provides otherwise, a non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange or redemption of debt securities if such gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In certain circumstances, a non-U.S. Holder that is a corporation will be subject to an additional "branch profits tax" at a 30% rate or, if applicable, a lower treaty rate on such income.

          U.S. Federal Estate Tax.    Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the "portfolio interest" rule described above, without regard to the certification requirement.

Information Reporting and Backup Withholding Applicable to Holders of Debt Securities

  U.S. Holders

          Certain U.S. Holders may be subject to information reporting requirements on payments of principal and interest (including OID) on debt securities and payments of the proceeds of the sale, exchange, or redemption of debt securities, and backup withholding, currently imposed at a rate of 28%, may apply to such payment if the U.S. Holder:

  •
  fails to furnish an accurate taxpayer identification number, or TIN, to the payor in the manner required;

  •
  is notified by the IRS that it has failed to properly report payments of interest or dividends; or

  •
  under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

  Non-U.S. Holders

          A non-U.S. Holder is generally not subject to backup withholding with respect to payments of interest (including OID) on debt securities if it certifies as to its status as a non-U.S. Holder under penalties of perjury or if it otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. Information reporting requirements, however, will apply to payments of interest (including OID) to non-U.S. Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

          The payment of the proceeds from the disposition of debt securities to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

          The payment of the proceeds from the disposition of debt securities to or through a non-United States office of a non-United States broker that is not a "United States related person" generally will not be subject to information reporting or backup withholding. For this purpose, a "United States related person" is:

  •
  a controlled foreign corporation for United States federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

  •
  a foreign partnership that at any time during the partnership's taxable year is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by United States persons.

          In the case of the payment of proceeds from the disposition of debt securities to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person, absent actual knowledge that the payee is a United States person.

          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Holder will be allowed as a refund or a credit against such Holder's United States federal income tax liability, provided that the requisite procedures are followed.

          Holders of debt securities are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

FATCA Withholding

          U.S. tax legislation ("FATCA") enacted in 2010 and subsequent IRS guidance provides that a 30% withholding tax will be imposed on payments of dividends on shares and interest on debt securities made after June 30, 2014 and payments of gross proceeds from the sale, exchange or other disposition of shares or debt securities made after December 31, 2016 to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules. In general, these new disclosure and reporting rules require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial U.S. owners of such entity. Additionally, various requirements and exceptions are provided under FATCA and additional or different requirements and exceptions may be provided in subsequent guidance. Prospective investors should consult their tax advisors regarding the possible implications of this legislation on their investment in common shares or preferred shares of CubeSmart or debt securities of the Operating Partnership.

Medicare Tax on Investment Income

          On March 30, 2010, the President signed into law the Health Care and Reconciliation Act of 2010 (the "Reconciliation Act"). The Reconciliation Act requires certain U.S. Shareholders and U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds to pay a 3.8% Medicare tax on "net investment income" which includes, among other things, dividends on shares, interest on debentures and capital gains from the sale or other disposition of shares or debentures, subject to certain exceptions. Prospective investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common shares, preferred shares or debentures.

PLAN OF DISTRIBUTION

          We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the NYSE or on a delayed or continuous basis, in each case, through:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers, including our affiliates;

  •
  directly to shareholders;

  •
  through block trades;

  •
  through a combination of any of these methods of sale; or

  •
  in any other manner, as provided in the applicable prospectus supplement.

          The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

          For each offering of common shares, preferred shares, depositary shares, subscriptions rights, warrants or debt securities, the prospectus supplement or other offering materials will describe the specific plan, including:

  •
  the terms of the offering and the specific plan of distribution;

  •
  the name or names of any underwriters, dealers, agents or direct purchasers;

  •
  the purchase price of the securities;

  •
  any delayed delivery arrangements;

  •
  any commissions paid to agents and any underwriting discounts, commissions or other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any other applicable terms of the specific offering.

          If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.

          Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by the Company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

          We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our "offering agent." If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any sales effected through an "at-the-market" offering.

          If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

          If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.

          Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

          Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If we use dealers in the sale, we will sell securities to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If we use agents in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials, they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If we sell directly, no underwriters or agents would be involved. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. We are not making an offer of securities in any state that does not permit such an offer.

          If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

          To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

          Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

          In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

LEGAL MATTERS

          Unless otherwise set forth in a prospectus supplement, the validity of the securities offered will be passed upon for us by Pepper Hamilton LLP.

EXPERTS

          The consolidated financial statements and financial statement schedule of CubeSmart as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The consolidated financial statements and financial statement schedule of CubeSmart, L.P. as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013 and management's assessment of effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

CUBESMART, L.P.

         % Senior Notes due

Unconditionally Guaranteed by CubeSmart

PRELIMINARY PROSPECTUS SUPPLEMENT

                     , 2015

BofA Merrill Lynch

Wells Fargo Securities